                                                                   Exhibit 10.21


         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



                            HOBBS BROOK OFFICE PARK
                               225 Wyman Street
                            Waltham, Massachusetts

                                 OFFICE LEASE

                       STORAGENETWORKS, INC., as Tenant

                            HOBBS BROOK OFFICE PARK

                             Waltham, Massachusetts

                           LEASE dated July  31, 2000

                                   ARTICLE I

                                REFERENCE DATA

     1.1  SUBJECTS REFERRED TO
          --------------------

     Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Article.

LANDLORD:                          275 Wyman Street Trust

LANDLORD'S  ADDRESS:               P. O. Box 9198
                                   Waltham, Massachusetts 02454
                                   Attention:  Real Estate Manager

TENANT:                            StorageNetworks, Inc.
                                   a Delaware corporation

TENANT'S ORIGINAL ADDRESS:         100 Fifth Avenue
                                   Waltham, MA 02451

ESTIMATED AREA A DELIVERY DATE:    July 24, 2000

ESTIMATED AREA B DELIVERY DATE:    September 15, 2000

AREA A COMMENCEMENT DATE:          The date upon which Landlord delivers
                                   possession of Area A to Tenant with all
                                   furniture and business equipment removed and in a condition such that Tenant can reasonably commence construction including the ability to have power and systems shut down in Area A.

AREA B COMMENCEMENT DATE:          The date upon which Landlord delivers
                                   possession of Area B to Tenant with all
                                   furniture and business equipment removed and in a condition such that Tenant can reasonably commence construction

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                    including the ability to have power and
                                    systems shut down in Area B.

AREA C COMMENCEMENT DATE:           The date upon which Landlord delivers
                                    possession of Area C to Tenant with all
                                    furniture and business equipment removed and in a condition such that Tenant can reasonably commence construction including the ability to have power and systems shut down in Area C.

TERM COMMENCEMENT DATE:             As set forth in Section 2.4.

AREA A RENT COMMENCEMENT DATE:      The ninetieth (90/th/) day following the
                                    Area A Commencement Date.

AREA B RENT COMMENCEMENT DATE:      The ninetieth (90/th/) day following the
                                    Area B Commencement Date.

AREA C RENT COMMENCMENT DATE:       The ninetieth (90/th/) day following the
                                    Area C Commencement Date.

TERM EXPIRATION DATE:               The last day of the tenth (10/th/) Lease
                                    Year following the Area B Commencement Date

ANNUAL FIXED RENT
OF THE OFFICE PREMISES:             From the Area A Rent
                                    Commencement Date through the last day of third (3/rd/) Lease Year: $[**] per square foot of Rentable Floor Area of the applicable Areas then included in the Office
                                    Premises, provided that Annual Fixed Rent for Area B shall not commence until the Area
                                    B Rent Commencement Date;

                                    $[**] per square foot of Rentable Floor Area of the applicable Areas then included in the Office Premises, provided that Annual Fixed Rent for Area C shall not

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                    commence until the Area C Rent Commencement
                                    Date for Lease Years 4-7; $[**] per square foot of Rentable Floor Area of the Office Premises for Lease Years 8-10, and any period thereafter through the last day of the 10/th/ Lease Year following the Area B Commencement Date.

                                    In accordance with Section 2.4.1 with
                                    respect to any Extension Term.

LEASE YEAR:                         Each Lease Year shall consist of 12 calendar
                                    months, except that if the Term Commencement
                                    Date is not the first day of a calendar
                                    month, then Lease Year 1 shall include the partial month at the beginning of the Term.

ANNUAL FIXED RENT
OF THE STORAGE SPACE:               From the Area A Rent Commencement Date until
                                    the earlier of (i) Area B Rent Commencement
                                    Date or (ii) actual occupancy of any storage space (the "Storage Space Commencement
                                    Date"): $[**] per square foot of Rentable
                                    Floor Area of Storage Space.

                                    From the Storage Space Commencement Date through the Term Expiration Date:

                                    $[**] per square foot of Rentable Floor Area of Storage Space for the period from the Storage Space Commencement Date through Lease Year 3;

                                    $[**] per square foot of Rentable Floor Area of Storage Space for Lease Years 4-7;

                                    $[**] per square foot of Rentable Floor Area of Storage Space for Lease Years 8-10, and any period thereafter through the last day of the 10/th/ Lease Year following the Area B Commencement Date.

ANNUAL FIXED RENT:                  Annual Fixed Rent of the Office
                                    Premises and Annual Fixed Rent of the
                                    Storage Space.

SECURITY DEPOSITS:

      Initial Letter of Credit:     $4,500,000.00 in the form of a Letter of
                                    Credit (subject to and in accordance with the terms and conditions of Section 8.18).

      Additional Letter of Credit:  $4,000,000.00 in the form of a Letter of
                                    Credit (subject to and in accordance with the terms and conditions of Section 8.18).

BASE OPERATING EXPENSES
PER SQUARE FOOT OF
RENTABLE FLOOR AREA OF PREMISES:    Annual Operating Expenses per
                                    square foot for calendar year 2001

BASE TAXES PER SQUARE FOOT
OF RENTABLE FLOOR AREA OF PREMISES: Actual Taxes per square foot for calendar year 2001

LAND:                               The parcel of land upon which the
                                    Building is situated including parking
                                    areas, garages, drives, walks, landscaped areas and other common areas serving the Building as more particularly described on Exhibit A-2 attached hereto.

BUILDING:                           The entire building known and numbered
                                    as 225 Wyman Street, Waltham, Massachusetts and all improvements on the Land but excluding any parking garage.

TOTAL RENTABLE FLOOR
AREA OF BUILDING:                   134,876 square feet of office space and
                                    7,750 square feet of storage space.

PREMISES:                           The Office Premises and the Storage Space.

OFFICE PREMISES:                    Area A from the Area A Commencement Date
                                    until the Area B Commencement Date; Areas A and B from the Area B Commencement Date through the Area C Commencement Date; and
                                    Areas A, B and C from the Area C
                                    Commencement Date through the Term
                                    Expiration Date; all such spaces are
                                    delineated on Exhibit A.

RENTABLE FLOOR AREA
OF OFFICE PREMISES:                 Approximately 33,213 rentable square feet on
                                    the second floor of the Building ("Area A");
                                    approximately 79,082 rentable square feet on the first, second and third floors of the Building ("Area B"); and approximately
                                    22,581 rentable square feet on the third floor of the Building ("Area C"). Tenant shall have the right to review Landlord's architect's calculations of the Rentable
                                    Floor Area of the Premises prior to Lease execution.

RENTABLE FLOOR AREA OF
STORAGE SPACE:                      Approximately 4,813 rentable square feet
                                    ("Storage Space B") and approximately 2,937 rentable square feet ("Storage Space C").

STORAGE SPACE:                      Storage Space B from the Area B Commencement
                                    Date until the Area C Commencement Date.
                                    Storage Space B and Storage Space C from the
                                    Area C Commencement Date through the Term
                                    Expiration Date; all such spaces are
                                    delineated on Exhibit A-1.

PERMITTED USES:                     General office uses, and data center, global
                                    operations center, engineering, assembly, and testing areas, subject to all applicable laws.

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

PUBLIC LIABILITY INSURANCE:         $5,000,000.00

BROKER:                             R.M. Bradley & Co., Inc. and Trammell Crow
                                    Company

TENANT'S AUTHORIZED
REPRESENTATIVE:                     Mr. Jonathan Keefe
                                    Senior Director of Facilities

     1.2  EXHIBITS
          --------

     The following is a list of Exhibits attached to this Lease.

          Exhibit A:    Plan of Office Premises.

          Exhibit A-1:  Plan of Storage Space

          Exhibit A-2:  Description of the Land

          Exhibit B:    Tenant Standard Build Out Specifications.

          Exhibit C:    Landlord's Cleaning Specifications.

          Exhibit D:    Lessee's Estoppel

          Exhibit E :   Subordination, Non-Disturbance and Attornment Agreement

          Exhibit F:    Landlord's Initial Construction

          Exhibit G:    Tenant Work and Insurance Schedule

          Exhibit H:    Lay-Out Plan

          Exhibit I:    Delivery Schedule

          Exhibit J:    Automobile Parking Areas

          Exhibit K:    [**]

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                  ARTICLE II

                        PREMISES; TERM; RENT; OPERATING
                           EXPENSES; AND ELECTRICITY

     2.1  PREMISES AND EXCLUSIONS
          -----------------------

     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises. The Premises shall initially consist of Area A as shown on Exhibit A attached hereto. Thereafter, Area B shall be added to and included in the Premises upon the Area B Commencement Date and Area C shall be added to and included in the Premises upon the Area C Commencement Date. All such delivery of space shall be in accordance with the delivery schedule attached hereto as
Exhibit I, subject to this Section 2.1.

     After each of the Area A, Area B and Area C Commencement Dates, the parties shall execute a memorandum or other documentation setting forth the respective Area Commencement Dates, as determined hereunder by Landlord in good faith. Tenant's obligations under this Lease shall pertain to the respective areas of the Premises as and when such areas are delivered by Landlord to tenant in accordance with the terms hereof.

     The Premises exclude common areas and facilities of the Building, including without limitation exterior faces of exterior walls, the common stairways and stairwells, entranceways and any lobby and courtyard areas, elevators and elevator wells, fan rooms, electric and telephone closets, janitor closets, freight elevator vestibules, and pipes, ducts, conduits, wires and appurtenant fixtures serving other parts of the Building (exclusively or in common) and other common areas and facilities. If the Premises include less than the entire rentable area of any floor, then the Premises also exclude the common corridors, elevator lobby and toilets located on such floor.

     This Lease is subject to all easements, restrictions, agreements, and encumbrances of record to the extent in force and applicable.

     ("Area C") is currently occupied by Factory Mutual Insurance Company, which is an affiliate of Landlord. Factory Mutual Insurance Company has the right to remain in Area C until June 15, 2003. Landlord shall use reasonable efforts to relocate Factory Mutual Insurance Company to other space within the Hobbs Brook Office Park so as to cause the Area C Commencement Date to occur no later than the third anniversary of the Term Commencement Date, provided, however, if Factory Mutual Insurance Company does not timely relocate Landlord shall not be liable to Tenant for any damages. In the event Factory Mutual Insurance Company does not vacate Area C by December 31, 2003, Landlord shall pay Tenant the amount of $[**] per day for each day Factory Mutual Insurance Company remains in Area C beyond December 31, 2003. The employees of Factory Mutual Insurance Company shall enter the Building through the lower level door on the east side of the Building.

     Landlord's failure to deliver, or any delay in delivering, the Premises for any reason beyond Landlord's reasonable control (including, without limitation, continued occupancy by a prior occupant) shall not be a default of Landlord or give rise to any liability of Landlord under the Lease, shall not affect Tenant's obligation to accept the Premises when delivered, and shall not affect the validity of the Lease, subject to the following: (i) if the Area A is not delivered to Tenant by July 24, 2000, Landlord shall provide Tenant with approximately 33,000 square feet of temporary space beginning on September 16, 2000 at no cost on a day for day basis for each day of delay (ii) if the Area A and/or Area B Commencement Date does not occur on or before April 1, 2001 for any reason other than Force Majeure, as hereinafter defined, then Tenant shall have the right to terminate this Lease upon thirty (30) days' prior written notice to Landlord effective on the 30/th/ day after Tenant's notice unless the Area A and/or Area B Commencement Date occurs within such time.

     For purposes of this Lease, "Force Majeure" shall mean delays caused by or resulting from war, civil commotion, fire, flood or other casualty, labor difficulties, shortages or other widespread unavailability of labor, materials, equipment, energy or utility services, unusually severe weather, or other like causes beyond Landlord's reasonable control, provided that (i) any party claiming to extend a time period or other forbearance due to Force Majeure must give written notice to the other party within 21 days of the occurrence giving rise to the claim, and (ii) the extension of time resulting from Force Majeure shall not exceed one hundred twenty (120) days after the occurrence giving rise to the claim

     When Tenant becomes the sole occupant of the Building Tenant shall have the exclusive use of the entire Building and shall be able to control access thereto subject to Landlord's rights of access for maintenance, repair and for purposes of fulfilling any and all of Landlord's obligations under and in accordance with the other provisions of this Lease.

     Landlord acknowledges that Tenant's business at the data center on the lower level of the Building involves sensitive information and operations and the Tenant has security requirements to protect such information and operations. Subject to Landlord's right to access the Premises to perform Landlord's obligations under this Lease, including, without limitation, those in Article IV, Landlord and any person entering the data center with, at the direction of or under the authority of, Landlord shall follow Tenant's security requirements, which include the requirement that all persons entering the data center be attended by a representative of Tenant, Tenant shall make a representative available upon reasonable prior notice by Landlord. In the event of an emergency that could cause damage to health, safety or property Landlord shall use good faith efforts to follow Tenant's security requirements and in such event Landlord will be required to give only such notice that it in good faith believes is feasible under the circumstances and need not wait to be accompanied by Tenant or its employees or representatives (although these parties may still accompany Landlord if they are available and wish to do so).

     2.2  APPURTENANT RIGHTS
          ------------------

     Tenant shall have, as appurtenant to the Premises, rights to use in common (subject to reasonable rules of general applicability to tenants and other users of the Building from time to time made by Landlord of which Tenant is given notice): (a) the common lobbies, corridors, stairways, elevators and loading platform, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others; (b) common driveways and walkways necessary for access to the Building; (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby on such floor and serving the Premises; and (d) all other areas or facilities in the Building from time to time intended for general use by Tenant, other Building tenants, and Landlord. Tenant shall have the exclusive right to install either (a) two (2) signs on the exterior of the Building or (b) two (2) exterior monument signs on the Land or (c) one (1) sign on the exterior of the Building and one (1) exterior monument sign. Tenant's exterior signage right shall not preclude Landlord from installing one (1) exterior building sign and directional signage for the Hobbs Brook Office Park, which signs shall be mutually agreed upon by Landlord and Tenant. All Tenant signage shall be subject to the prior written approval of Landlord, not to be unreasonably withheld, conditioned or delayed, and in compliance with all governmental approvals, which approvals shall be obtained at Tenant's expense.

     2.3  RESERVATIONS
          ------------

     Landlord reserves the right from time to time, upon 24 hours' verbal notice to Tenant (except in case of emergency for which only such notice as is reasonably practicable shall be required) without unreasonable (except in emergency) interruption of Tenant's use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or the Building; and (b) to alter or relocate any other common facility, including without limitation any lobby, provided, however, that the courtyard shall remain substantially in its current, as-is as is condition. Installations, replacements and relocations referred to in clause
(a) above shall be located as far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises.

     2.4  TERM
          ----

     The Term shall begin at 12:01 a.m. on the Area A Commencement Date, which date shall also be known as the "Term Commencement Date," and shall end at 12:00 midnight on the Term Expiration Date set forth in Section 1.1 or on such earlier date pursuant to the provisions of this Lease. Notwithstanding such Term Commencement Date, Tenant's obligations under this Lease shall pertain to the respective areas of the Premises as and when such areas are delivered by Landlord to Tenant in accordance with the terms hereof.

     Landlord and Tenant shall execute a memorandum or other documentation setting forth the Term Commencement Date, as determined hereunder by Landlord in good faith, which Landlord may, at its option, record at the appropriate land records office.

     2.4.1  EXTENSION OPTION.  Tenant shall have the option to extend the Term
            ----------------
for each of two (2) additional five (5) year extension terms (each an "Extension Term") by notice given to Landlord at least twelve (12) months (but no more than eighteen (18) months) before the Term Expiration Date. Tenant's election shall be exercised, and Annual Fixed Rent for each Extension Term determined, as set forth below. If Tenant fails timely to exercise its option for the first Extension Term or timely withdraws its exercise as provided below, Tenant shall have no further extension rights hereunder.

     Tenant's option so to extend the Term shall be void, at Landlord's election, if Tenant is in default (continuing beyond any applicable notice and cure period) at the time Tenant elects to extend the Term or at the time the Term would expire but for such extension. Any extension of the Term shall be applicable to the entire Premises. During each Extension Term, if any, all provisions of this Lease shall apply except that Tenant shall have no further option to extend the Term after the second Extension Term.

     During each Extension Term, Tenant shall pay Annual Fixed Rent equal to the greater of (i) the rent payable for the then-expiring Term or (ii) the then prevailing market rate for a five year lease of office space in the greater Boston, Massachusetts "Metro-West" area comparable to the Premises in terms of location within a building, finish, age, building quality and amenities for a tenant of equal size and financial strength as Tenant, and on the terms and conditions of this Lease.

     In order to exercise its extension option, Tenant shall give unconditional, written notice of such exercise to Landlord within the time frame stated above, time being of the essence. Landlord shall notify Tenant of Landlord's estimate of the prevailing market rate within thirty (30) days after Tenant's exercise of the extension option. Tenant shall have the option, which shall be exercised by written notice within thirty (30) days after receipt of Landlord's estimate irrevocably and unconditionally to accept or reject by written notice Landlord's estimate, or to withdraw its exercise of the extension option. In the event Tenant rejects Landlord's estimate then the prevailing market rate shall be arbitrated in accordance with the following procedure. Each of Landlord and Tenant, within twenty (20) days after notice by Tenant disputing Landlord's estimate of the prevailing market rate, shall appoint as an arbitrator an MAI appraiser with at least ten years experience as an appraiser of Boston area office buildings, including first class suburban office buildings, and shall give notice of such appointment to the other party. If either Landlord or Tenant shall fail timely to appoint an arbitrator, the other may apply to the Boston Office of the American Arbitration Association ("AAA") for appointment of such an arbitrator if the arbitrator has not been appointed within five business days after notice of such failure has been given to the delinquent party. The two arbitrators shall, within five (5) business days after appointment of the second arbitrator, appoint a third arbitrator who shall be similarly qualified. If the two arbitrators are unable to agree timely on the selection of the third arbitrator, then both arbitrators together may request such appointment from the Boston office of the AAA. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the AAA insofar as such rules are not inconsistent with the provisions of this Lease (in which case the provisions of this Lease shall govern), and the arbitrators shall be charged to reach a majority decision in accordance with the standards provided in this Lease. The prevailing market rent rate shall be in accordance with the arbitrators' decision. The cost of the arbitration (exclusive of each party's witness and attorneys fees, which shall be paid by such party) shall be borne equally by the parties. If the AAA shall cease to provide arbitration for commercial disputes in Boston, the second or third arbitrator, as the case may be, shall be appointed by any successor organization providing substantially the same services, and in the absence of such an organization, by a court of competent jurisdiction under the arbitration act of The Commonwealth of Massachusetts.

     For any portion of an Extension Term during which the prevailing market rent is in dispute hereunder, Tenant shall make payment on account of Rent at the rate payable for the preceding lease year and the parties shall adjust for over or under payments within twenty days after the decision of the arbitrators is announced.

     Promptly after the prevailing market rent is determined for any Extension Term, Landlord and Tenant shall enter into an amendment of this Lease confirming the extension of the Term and the new Rent rate.

     2.5  ANNUAL FIXED RENT
          -----------------

     Tenant covenants and agrees to pay the Annual Fixed Rent in Section 1.1 to Landlord in advance in equal monthly installments commencing on the Rent Commencement Dates set forth in Section 1.1. and thereafter on the first day of each calendar month during the Term. All payments shall be due without billing or demand and without deduction, setoff or counterclaim. Tenant shall make payment for any portion of a month at the beginning or end of the Term. All payments shall be payable to Landlord at its Address, both as specified in
Section 1.1, or to such other entities at such other places as Landlord may from time to time designate.

     Without limiting the foregoing, Tenant's obligation so to pay rent, or to pay any additional charge hereunder, shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Premises, or any other restriction on Tenant's use, or (except as expressly provided herein) any casualty or taking, or any failure by Landlord to perform any covenant contained herein, or any other breach of this Lease or occurrence; and Tenant waives all rights now or hereafter existing to terminate or cancel this Lease or quit or surrender the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover rent or additional charges. The term "rent" or "Rent" as used herein shall mean Annual Fixed Rent, Operating Expenses, Taxes, and any additional amounts or charges due from Tenant under this Lease.

     2.6  ADDITIONAL CHARGES - OPERATING EXPENSES AND TAXES
          -------------------------------------------------

          2.6.1  ADDITIONAL CHARGES - GENERAL COVENANT.  Tenant covenants and
                 -------------------------------------
agrees to pay to Landlord, as additional charges, (i) an amount equal to the product of (a) the Rentable Floor Area of the Premises and (b) the excess (if any) of Landlord's Operating Expenses per square foot of Rentable Floor Area over Base Operating Expenses per Square Foot of Rentable Floor Area (as so calculated, the "Operating Expenses") and (ii) an amount equal to the product of (a) the Rentable Floor Area of the Premises and
(b) the excess (if any) of Landlord's Taxes per square foot of Rentable Floor Area over Base Taxes Per Square Foot of Rentable Floor Area (the "Taxes"), provided that if less than the Total Rentable Floor Area of the Building is occupied at any time during such period, Landlord shall extrapolate components of Landlord's Operating Expenses and Landlord's Taxes as though 95% of the Total Rentable Floor Area of the Building had been occupied at all times during such period.

     Appropriate adjustments (including adjustments in Base Operating Expenses Per Square Foot of Rentable Floor Area and Base Taxes Per Square Foot of Rentable Floor Area, which are quoted on an annual basis in Section 1.1) shall be made for any portion of a year at the beginning or end of the Term or for any year during which changes occur in the percentage of occupancy of the Building.

          2.6.2  PAYMENT.  Additional charges for Operating Expenses and Taxes
                 -------
under this Section 2.6 shall be paid for any portion of a month at the beginning of the Term and thereafter in monthly installments on the first day of each calendar month in amounts reasonably estimated by Landlord for the then current calendar year. Landlord may from time to time (but not more than once per quarter) revise such estimates based on available information relating to Landlord's Operating Expenses and Taxes or otherwise affecting the calculation hereunder. Within 90 days after the end of each calendar year, Landlord will provide Tenant with an accounting of Landlord's Operating Expenses and Taxes and other data necessary to calculate additional charges hereunder for such calendar year prepared in accordance herewith and otherwise in accordance with generally accepted accounting principles and in sufficient detail. Such accounting principles shall be consistently applied throughout the Term. Such statement shall be conclusive between the parties unless specifically disputed by Tenant with respect to particular items by notice to Landlord given within ninety (90) days after Tenant's receipt of the statement. Upon issuance thereof, there shall be an adjustment between Landlord and Tenant for the calendar year covered by such accounting to the end that Landlord shall have received the exact amount of additional charges due hereunder. Any overpayments by Tenant hereunder shall be credited against the next payments of additional charges due under this
Section 2.6, provided there are no outstanding amounts due Landlord under this Lease at such time. Any underpayments by Tenant shall be due and payable within ten (10) days of delivery of Landlord's statement. With respect to the calendar year in which the Term ends, the adjustment shall be pro rated for the portion of the year included in the Term, but Landlord shall refund any overpayments to Tenant within thirty (30) days after the Term Expiration Date.

     Upon request by Tenant made within ninety (90) days after delivery to Tenant of Landlord's accounting, Landlord will make available for review by Tenant, for a period ending ninety (90) days after such delivery of Landlord's accounting to Tenant (the "Audit Period"), in Landlord's offices, all records and documents used in preparing Landlord's annual accounting for the year just ended. Tenant's review of Landlord's books and records shall (i) be on a confidential basis and may be used only for the purpose of determining the correct amount of additional charges for Landlord's Taxes and Operating Expenses due under this Lease ("Additional Rent"), and each person participating in Tenant's audit shall sign a confidentiality agreement to that effect, and (ii) be reviewed by Tenant's employees or a national public accounting firm which is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such review (Tenant shall deliver the fee agreement or other similar evidence to Landlord upon request). If Tenant does not object to Landlord's accounting of Operating Expenses and Taxes within ninety (90) days after issuance thereof, listing specific items of dispute and the grounds therefor, such accounting shall be deemed conclusive between the parties. Each party shall make any payments required under Landlord's original accounting at the times set forth in the prior paragraph, notwithstanding that Tenant may then or thereafter exercise its rights under this paragraph, with any further adjustment eventually determined to be necessary for any item raised by Tenant under this paragraph to be paid within thirty (30) days of such determination.

     If, by notice to Landlord given after such examination but during the Audit Period, Tenant disputes the amount of Additional Rent for Operating Expenses and/or Taxes shown on the statement, then Tenant may request that the amount of Additional Rent for Operating Expenses and/or Taxes for the year in question be determined by an audit conducted by a certified public accountant reasonably selected by both parties, provided that if the parties are unable so to agree within twenty (20) days after receipt of Tenant's notice, then within twenty
(20) days after Tenant's notice is given Tenant may submit the dispute for determination by an arbitration conducted by the Boston Office of the American Arbitration Association ("AAA") in accordance with the AAA's Commercial Arbitration Rules. The arbitrator shall be selected by the AAA and shall be a certified public accountant with at least ten (10) years of experience in auditing commercial office buildings in the metropolitan Boston area. Tenant and each person reviewing Landlord's books and records or participating in the arbitration shall agree in writing that all information obtained from Landlord's books and records shall be kept confidential and used only for the purpose of determining amounts properly due under this Lease. If the Additional Rent due as finally determined for such calendar year is less than the Additional Rent paid by Tenant, Landlord shall either, at Tenant's option, refund to Tenant the difference in one lump sum within thirty (30) days after Tenant's request or credit same against Fixed Annual Rent next due from Tenant. Tenant shall pay the costs of the audit or arbitration unless the Additional Rent previously paid by Tenant for such calendar year is more than five percent (5%) greater than the amount of Additional Rent actually due from Tenant, in which case Landlord shall pay the costs of the audit or arbitration. Landlord's accounting of Taxes and Operating Expenses shall be deemed conclusive if not disputed by Tenant by written notice given within the Audit Period.

          2.6.3  "LANDLORD'S OPERATING EXPENSES" - DEFINITION.  "Landlord's
                 --------------------------------------------
Operating Expenses" means all costs of Landlord in owning, servicing, operating, managing, maintaining, and repairing the Building, Land and all improvements thereon and providing services to tenants including, without limitation, the costs of the following: (i) supplies, materials and equipment purchased or rented, total wage and salary costs paid to, and all contract payments made on account of, all persons engaged in the operation, maintenance, security, cleaning and repair of the Building and Land, including Social Security, old age and unemployment taxes and so-called "fringe benefits"; (ii) building services furnished to tenants of the Building at Landlord's expense (including the types of services provided to Tenant pursuant to Section 4.1 hereof) and maintenance and repair of and services provided to or on behalf of the Building performed by Landlord's employees or by other persons under contract with Landlord; (iii) utilities consumed and expenses incurred in the operation, maintenance and repair of the Building including, without limitation, oil, gas, electricity (other than electricity to tenants in their Premises if Tenant is directly responsible for payment under this Lease on account of electricity consumed by Tenant), water, sewer and snow removal; (iv) casualty, liability and other insurance, and unreimbursed costs incurred by Landlord which are subject to an insurance deductible; (v) costs of operating any cafeteria, other food service facility, day care facility, or physical fitness facility for use of tenants generally; and (vi) management fees (not to exceed the management fees for the first Lease Year of the Term). Any Landlord Operating Expenses which partly benefit the Land or Building and partly benefit other land or buildings in the Hobbs Brook Office Park shall be allocated in accordance with current practices, consistently applied. If Landlord, in its sole discretion, installs a new or replacement capital item for the purpose of reducing or conserving the use of energy in the Building, complying with any building code or other law, regulation, or legal requirement, complying with requirements of any insurer, or otherwise relating to the operation of the Building, the cost of such item amortized over its useful life determined in accordance with generally accepted accounting principles with interest at the rate of two percent (2%) per annum above the so-called prime rate of interest reported from time to time by the Wall Street Journal (or
                                                   -------------------
another comparable publication reasonably selected by Landlord) shall be included in Landlord's Operating Expenses.

     Landlord agrees that since one of the purposes of Operating Expenses is to allow Landlord to require Tenant to pay for the costs attributable to its Premises, Landlord agrees that Landlord does not expect to calculate Landlord's Operating Expenses in order (i) to collect Operating Expenses from all of its tenants in an amount that is in excess of one hundred percent (100%) of the Operating Expenses actually incurred by Landlord in connection with the operation of the Building, or (ii) to profit (other than a de minimis manner) from Landlord's collections of Operating Expenses.

          2.6.4  "LANDLORD'S TAXES" - DEFINITION.  "Landlord's Taxes" means all
                 -------------------------------
taxes, assessments and similar charges assessed or imposed on the Land for the then current calendar year by any governmental authority attributable to the Building (including personal property associated therewith). The amount of any special taxes, special assessments and agreed or governmentally imposed "in lieu of tax" or similar charges shall be included in Landlord's Taxes for any year but shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax, special assessment or such charge required to be paid during or with respect to the year in question. Landlord's Taxes include expenses, including fees of attorneys, appraisers and other consultants, incurred in connection with any efforts to obtain abatements or reduction or to assure maintenance of Landlord's Taxes for any year wholly or partially included in the Term, whether or not successful and whether or not such efforts involved filing of actual abatement applications or initiation of formal proceedings. Landlord's Taxes exclude income taxes of general application and all estate, succession, inheritance and transfer taxes. If at any time during the Term there shall be assessed on Landlord, in addition to or lieu of the whole or any part of the ad valorem tax on real or personal property, a capital levy or other tax on the gross rents or other measures of building operations, or a governmental income, franchise, excise or similar tax, assessment, levy, charge or fee measured by or based, in whole or in part, upon Building valuation, gross rents or other measures of building operations or benefits of governmental services furnished to the Building, then any and all of such taxes, assessments, levies, charges and fees, to the extent so measured or based, shall be included within the term Landlord's Taxes, but only to the extent that the same would be payable if the Building and Land were the only property of Landlord. Tenant shall have the right to pursue tax abatements if Tenant is the sole occupant of the Building, and Landlord will cooperate with Tenant in said abatement process. To the extent Landlord's Taxes arise from the Land, Landlord shall allocate such Taxes between the portion of the Land related to the Building and its amenities and other portions of the Land, in accordance with current practices, consistently applied.

     2.7  ELECTRICITY
          -----------

     Landlord shall furnish to Tenant throughout the Term electricity for the operation of lighting fixtures, and 120 volt and 240 volt current for the operation of normal office fixtures and equipment, but excluding any high energy consumption equipment. Tenant covenants and agrees to pay, as an additional charge, the cost of such electricity, which shall be separately metered and billed to Tenant monthly.


                                  ARTICLE III

                         CONSTRUCTION OF IMPROVEMENTS

     3.1  CONSTRUCTION OF BASE BUILDING--LANDLORD'S WORK
          ----------------------------------------------

          3.1.1  Landlord's Work.  Landlord has constructed the following
                 ----------------
elements of the Building which are referred to as "Landlord's Work": foundations, floor slabs, roofs, exterior walls and windows, core walls, columns, all central mechanical and electrical systems serving the Building generally, any other mechanical and electrical systems located within core walls, ground floor lobby and courtyard areas, and bathrooms on multi-tenant floors. Landlord's Work also includes the elevator lobby and the demising wall on the multi-tenant floor on which the Premises are located, which Landlord shall diligently pursue to completion. Tenant has inspected, and is satisfied with, the "as is" condition of the Premises and shall be deemed to have accepted all elements of Landlord's Work in "as is" condition on the date of this Lease (it being understood that the foregoing is not intended to derogate from Landlord's obligations under Sections 3.1.2 and 4.1.2). Landlord's Work does not include Finish Work under Section 3.2 and the provision of similar finish work to other occupants. Landlord makes no warranty or covenant, express or implied, concerning the construction of the Building except that Landlord shall be responsible for exterior Building and Building shell and core compliance with all applicable laws (and Tenant shall be responsible for interior Building compliance with all applicable laws) provided, however, to the extent any Tenant Work or Finish Work affect the shell and core of the Building or may affect compliance of the shell and core with now applicable laws, Landlord and Tenant shall cooperate in the submission of plans to authorities and with respect to compliance issues generally as they affect Building shell and core. Landlord and Tenant shall cooperate to avoid to the maximum extent reasonably possible the need to perform additional work on the Building shell and core in order to avoid issues with respect to shell and core compliance with applicable law.

          3.1.2  Landlord's Initial Construction.  Landlord at Landlord's cost
                 --------------------------------
shall provide the improvements to the Premises set forth in Exhibit F of the Lease ("Landlord's Initial Construction"). By taking possession of each successive area of he Premises, Tenant accepts Landlord's Initial Construction in the condition in which the improvements in such area may then be, and, subject to Landlord's obligation to complete any remaining Landlord's Initial Construction not then completed, waives any right or claim against Landlord arising out of the condition of the Premises, including the improvements thereon, the appurtenances thereto, and the equipment thereof, except defects in workmanship and/or materials. Tenant shall be deemed to have waived any right or claim against Landlord arising out of a defect (except hidden or latent defects) in workmanship and/or materials with respect to Area A and Area B on the date nine (9) months following the Area B Commencement Date and with respect to area C on the date nine (9) months following the Area C Commencement Date, except for claims relating to those defects for which Tenant has given written notice of such defect to Landlord within such nine-month period. Any notice of a defect from Tenant must specify in reasonable detail the nature and extent of such defect.

     3.2  CONSTRUCTION FOR TENANT - FINISH WORK
          -------------------------------------

          3.2.1  General.  "Finish Work" shall mean all Tenant Work (as
                 -------
hereinafter defined) performed, or to be performed, in or about the Premises which is required initially to put the Premises in condition suitable for Tenant's use and occupancy. Finish Work shall include one half of the demising walls separating the Premises from other tenant spaces, common areas, and facilities. All Finish Work shall be performed by Tenant in accordance with the Construction Documents and any Finish Work Change Orders, as hereinafter defined, and in accordance with and subject to the terms, conditions and requirements of Section 3.3 and Exhibit G of this Lease. Landlord acknowledges that during Tenant's construction of Area B the cafeteria will be out of service.

     Landlord and Tenant will cooperate during the construction process. To that end, Landlord will use reasonable efforts to (a) grant Tenant access to the air handling room so that Tenant can conduct demolition; (b) provide any required temporary air conditioning or other utilities to other tenants in the Building; (c) within a reasonable time, power down and relocate the control center to another building in the Hobbs Brook Office Park; (d) separately demise to the extent necessary the FM Global space; and (e) allow tenant to use the two HVAC/mechanical rooms.

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

          3.2.2  Finish Work Allowance. Landlord shall provide Tenant with (i)
                 ----------------------
an allowance for the costs of preparing each Area of the Office Premises for Tenant's initial occupancy in an amount not to exceed the product of (x) $[**] Per Square Foot of Rentable Floor Area of Office Premises, and (y) the number of square feet of Rentable Floor Area in such Area of the Office Premises and (ii) an allowance for the costs of preparing the Storage Space for Tenant's initial occupancy in an amount not to exceed the product of (x) $[**] Per Square Foot of Rentable Floor Area and (y) the number of square feet of Rentable Floor Area in the Storage Space (collectively, the "Finish Work Allowance"). The Finish Work Allowance shall be disbursed as follows: one half (1/2) on or before the commencement of the Finish Work and the balance within thirty (30) days of submission by Tenant of (x) a written statement from Tenant's architect or engineer that the Finish Work has been completed in accordance with the Construction Documents approved by Landlord, (y) a final unconditional certificate of occupancy for, and final governmental approvals of the Finish Work, and (z) paid invoices and final mechanics lien waivers from Tenant's Contractor and all of its subcontractors. Landlord shall have no obligation to disburse any portion of the Finish Work Allowance at any time (i) when Tenant is in default under the Lease or (ii) when, after notice from Landlord, there exists an event or condition which with the passage of time would give rise to a default. Upon Tenant's cure of the default Landlord shall disburse the requisitioned amount. Tenant shall have the right to use up to twenty (20%) percent of the Finish Work Allowance for third-party costs of cabling, furniture and other related moving expenses. All construction costs for the Premises in excess of the Finish Work Allowance shall be paid for entirely by Tenant, and Landlord shall not provide any reimbursement therefor.

          3.2.3  Construction Documents Allowance.  In addition to the Finish
                 --------------------------------
Work Allowance, Landlord shall reimburse Tenant up to an amount equal to the product of (x) $[**] per Square Foot of Rentable Floor Area and (y) the number of square feet of Rentable Floor Area for each Area in the Premises (the "Construction Documents Allowance") for the cost associated with preparing the architectural, electrical, and mechanical construction drawings, plans, and specifications (the "Construction Documents") upon Tenant's submission to Landlord of paid invoices evidencing the preparation cost of said Construction Documents. Tenant shall pay all costs of preparing the Construction Documents in excess of the Construction Documents Allowance. Landlord shall have no obligation to disburse any portion of the Construction Documents Allowance at any time (i) when Tenant is in default under the Lease or (ii) when, after notice from Landlord, there exists an event or condition which with the passage of time would give rise to a default. Upon Tenant's cure of the default Landlord shall disburse the requisitioned amount.

     3.3  TENANT WORK
          -----------

          3.3.1  General.  "Tenant Work" shall mean all work in or to the
                 -------
Premises, including all work performed initially to put the Premises in condition suitable for Tenant's use and occupancy, demolition and the installation, maintenance or repair of improvements, additions and alterations therein and thereto, as well as (where the context requires) such improvements, additions and alterations themselves. Tenant Work excludes (i) Landlord's Work (as defined in Section 3.1), (ii) repairs performed by Landlord under Section 4.1.2, and (iii) the installation, maintenance and repair of Tenant's decorations, movable furnishings and business fixtures and equipment (including computer, telephone, telecommunications equipment, and raised flooring) as well as (where the context requires) such decorations, movable furnishings (such as demountable partitions), and business fixtures. Without limiting the generality of the foregoing, Tenant Work shall specifically include all attached carpeting (other than carpet tiles installed as part of raised flooring), all signs visible from the exterior of the Premises, and any change in the exterior appearance of the windows in the Premises (including shades, curtains, perimeter lighting, and the like). All Tenant Work shall be subject to Landlord's prior approval (which shall not be unreasonably withheld or delayed, so long as the same complies with the provisions of this Lease) and shall be arranged and paid for by Tenant as provided herein. Except as expressly permitted in Articles XII, XIII, and XIV, and as shown on the Construction Documents, Tenant shall not perform any work in or to the Premises which would in Landlord's reasonable judgment (i) in any manner affect any structural component of the Building (including, without limitation, exterior walls, exterior windows, core walls, columns, roofs, or floor slabs), (ii) in any respect be incompatible with the electrical or mechanical components or systems of the Building, (iii) affect in any respect space or areas in and around the Building other than the Premises (including the exterior of the Building), (iv) change the uniform exterior appearance of the Building (including the windows therein), (v) diminish the value of the Premises for any general purpose office use, (vi) or require any unusual expense to re-adapt the Premises for any general purpose office use. In its approval of the Construction Documents, Landlord shall notify Tenant whether any particular aspects of the proposed Tenant Work fail to satisfy clauses (v) or (vi). In addition, with respect to any floor not occupied entirely by Tenant, Tenant shall neither propose nor effect any Tenant Work consisting of improvements, additions, or alterations to the entranceway to the Premises or any adjoining elevator lobby, corridor, or common area.

          3.3.2  Construction Documents.  Tenant shall prepare, at Tenant's
                 ----------------------
expense (subject to reimbursement from the Construction Documents Allowance), and deliver to Landlord for Landlord's review and approval the Construction Documents (as hereinafter defined) for the Finish Work, subject to all of the terms and requirements set forth in Section 3.3 of the Lease. Such Construction Documents shall substantially conform to the lay-out plan attached as Exhibit H. Tenant shall provide either (i) CAD drawings or (ii) one reproducible sepia set and 12 prints of the Construction Documents. Tenant's Construction Documents or changes thereto shall be deemed approved if Landlord does not notify Tenant otherwise within ten (10) business days after submission of the complete Construction Documents or the complete change order as the case may be.

          Within thirty (30) days after the date hereof, Tenant shall retain Tenant's Architect (as defined herein) for the Finish Work. If an architect other than Landlord's architect is selected by Tenant, Tenant shall provide a letter from such architect to Landlord stating that the architect has carefully reviewed the requirements of this Lease, of any design manual or handbook provided to Tenant by Landlord with respect to the Finish Work, and of any Finish Work design schedule, and that the architect will comply with all such requirements including without limitation the submission deadlines stated in any Finish Work design schedule. Tenant shall also retain the services of the electrical and mechanical engineers engaged by Landlord for the Building, as well as Landlord's structural engineer if any portion of Finish Work affects structural components of the Building. Even though such engineers (and architect if Tenant engages Landlord's architect) have been otherwise engaged by Landlord in connection with the Building, Tenant shall be solely responsible for the liabilities and expenses of all architectural and engineering services relating to the Finish Work (subject to reimbursement from the Construction Documents Allowance) and for the adequacy and completeness of the Construction Documents submitted to Landlord. The Construction Documents shall provide for the uniform exterior appearance of the Building

          Tenant shall be solely responsible for the timely preparation and submission to Landlord of the Construction Documents whether or not the Construction Documents are prepared in whole or in part by Landlord's engineers (or architect). Tenant agrees and acknowledges that substantial time will be required on its part to provide complete information concerning its requirements to its architect and engineers, and that it must make timely decisions as and when requested. Tenant will cause its personnel to devote such time as may be necessary to consult with its architect and engineers in order to enable them to complete the Construction Documents.

          The Construction Documents shall not be deemed to have been submitted by Tenant unless and until they are in a form in which they are thereafter approved by Landlord. If the Construction Documents are disapproved by Landlord, Landlord shall state specifically the reasons for such disapproval, and Tenant shall forthwith cause the same to be corrected and resubmitted.

          No Tenant Work shall be effected except in accordance with complete, consistent, final Construction Drawings approved in advance by Landlord, which approval shall not be unreasonably withheld if the Construction Documents comply with this Section 3.3. The Construction Documents shall set forth in detail the requirements for construction of the Tenant Work (including all architectural, mechanical, electrical and structural drawings and detailed specifications), shall be fully coordinated with one another and with field conditions as they exist in the Premises and elsewhere in the Building, and shall show all work necessary to complete the Tenant Work including all cutting, fitting, and patching and all connections to the mechanical and electrical systems and components of the Building. At Tenant's request, Landlord shall provide, at Tenant's expense, copies of existing architectural, mechanical, electrical and structural drawings pertaining to the Premises. However, Tenant's Architect shall ascertain all field dimensions and conditions which may be different from those shown on such drawings.

          The Tenant Work described in the Construction Documents (i) shall comply with all applicable laws, regulations, building codes, and reasonable and prudent design standards for a first-class office building, (ii) shall not in any manner affect any structural component of the Building (including, without limitation, exterior walls, exterior windows, core walls, columns, roofs or floor slabs), (iii) shall in all respects be compatible with the mechanical, electrical and structural components and systems of the Building, (iv) shall not affect any space or area in or around the Building other than the Premises (including the exterior of the Building) except as expressly permitted in Articles XII, XIII, and XIV and in the Construction Drawings, (vi) and with respect to all materials, equipment and special designs, processes, or products, not infringe on any patent or other proprietary rights of others. Landlord's approval of Construction Documents shall signify Landlord's consent to the Tenant Work shown thereon only and shall not result in any responsibility of Landlord concerning compliance of the Tenant Work with laws, regulations, or codes, coordination of any aspect of the Tenant Work with any other aspect of the Tenant Work or any component or system of the Building, or the feasibility of constructing the Tenant Work without damage or harm to the Building, all of which shall be the sole responsibility, and shall be corrected or repaired at the sole cost, of Tenant in the event of a breach of the foregoing warranties (it being understood that Landlord shall, except in cases of emergency, refrain from undertaking any such correction or repair of Tenant Work in the Premises if Tenant performs such work within the applicable notice and cure periods.)

          Tenant may, from time to time, by written order to Landlord on a form specified by Landlord ("Finish Work Change Order"), request a change in the Finish Work shown on the Construction Documents, subject to Landlord's approval, which approval shall not be unreasonably withheld. The Construction Documents shall not be modified in any material respect except with Landlord's prior written approval; and all modifications to the Construction Documents, whether material or not, shall be made only by Finish Work Change Order submitted to Landlord and approved by Landlord, provided that Landlord's approval is not required for minor adjustments in the Construction Documents that are cosmetic in nature and do not affect the Building structure or the Building systems. However, Tenant shall notify Landlord of said adjustments and shall provide Landlord with copies of the modified plans.

          3.3.3  Performance of Tenant Work.  The identity of any person or
                 --------------------------
entity other than Landlord, Landlord's managing agent, Payton Construction, or any contractor employed by Landlord or Landlord's managing agent, but including any employee or agent of Tenant, performing any Tenant Work ("Tenant Independent Contractor") shall be subject to Landlord's prior approval obtained in connection with each instance of Tenant Work, such approval not to be unreasonably withheld if the proposed contractor is an experienced, qualified contractor in the construction of tenant improvements in comparable major first-class office buildings in Greater Boston of comparable quality and otherwise satisfies the requirements set forth herein.

          Tenant shall adhere to the following requirements in performing all Tenant Work. Tenant shall procure all necessary governmental permits, licenses and approvals before undertaking any Tenant Work. All Tenant Work shall be performed at Tenant's risk in compliance with all applicable laws, codes and regulations and in a good and workmanlike manner employing new (or, with Landlord's prior approval, other) materials of good quality and producing a result at least equal in quality to the other parts of the Premises. When any Tenant Work is in progress, Tenant shall cause to be maintained the insurance as described in the Tenant Work Insurance Schedule attached hereto as Exhibit G and such other insurance as may be reasonably required by Landlord covering any additional hazards due to such Tenant Work, for the benefit of Landlord and any mortgagee of the Building or any part of it. In the event that a notice of contract is recorded or a lien against the Land or the Building is otherwise asserted in connection with any Tenant Work, Tenant shall (i) cause the same to be discharged by payment or posting a bond within ten (10) days after Tenant has notice (from any source) thereof, (ii) shall reimburse, indemnify and hold harmless Landlord for, from and against all loss, cost, and expenses arising from any failure timely to cause the discharge under clause (i), and (iii) if Landlord so requests with respect to future Tenant Work, thereafter obtain and furnish to Landlord a statutory lien bond pursuant to M.G.L. c.254, (S)12 or any successor statute (or such other protection of Landlord's interest in the Building against liens as Landlord or Landlord's mortgagee may reasonably require). It shall be a condition of Landlord's approval of any Tenant Work that certificates of such insurance and (if required under the preceding sentence) a lien bond in recordable form, both issued by responsible insurance companies qualified to do business in Massachusetts and reasonably approved by Landlord, shall have been deposited with Landlord, that Tenant has provided Tenant's certification of the insurable value of the work in question for casualty insurance purposes, and that all of the other conditions of the Lease have been satisfied. Tenant shall reimburse Landlord's reasonable out-of-pocket costs of reviewing proposed Tenant Work and inspecting installation of the same as an additional charge. At all times while performing Tenant Work, Tenant and each Tenant Independent Contractor shall not discriminate against any individual because of race, color, sex, religion or national origin, and will, as may be required by the City of Waltham or any other public authority having jurisdiction, comply with all applicable laws, regulations and equal opportunity policies.

          In performing Tenant Work, each Tenant Independent Contractor shall comply with Landlord's requirements relating to the time and methods for such work, use of delivery elevators and other Building facilities; and Tenant Independent Contractor shall use reasonable efforts to limit interference and disruption of any other tenant or other person using the Building. Landlord shall impose such requirements on tenants' work and use of Building facilities in a non-discriminatory manner. Each Tenant Independent Contractor shall in all events work on the Premises without causing labor disharmony or coordination difficulties, and without causing any delays to, or impairing any guaranties, warranties or obligations (to the extent Tenant has received notice thereof) of, any contractors of Landlord or any other tenant. Tenant and Tenant's Independent Contractors shall manage all labor relations, trade disputes and employment-related matters concerning Tenant Work with a view toward maintaining labor harmony and the efficient and timely progress of Tenant Work. Without limitation, Tenant and Tenant's Independent Contractors shall employ labor that will make reasonable efforts to work in harmony with each other and with all other trades and individuals performing work at the Building and shall use due diligence to resolve any job actions and/or labor disputes that may arise in connection therewith. If any Tenant Independent Contractor uses any Building services or facilities, such persons, jointly and severally with Tenant, shall agree to reimburse Landlord for the cost thereof based on Landlord's schedule of charges established from time to time (and if no such charges have been established, then based on Landlord's reasonable charge established at the time). Each Tenant Independent Contractor shall, by its entry into the Building, be deemed to have agreed to indemnify and hold the Indemnitees harmless from any claim, loss or expense arising in whole or in part out of any act or neglect committed by such person while in the Building, to the same extent as Tenant has so agreed in Section 5.5 of the Lease to indemnify the Indemnitees, the indemnities of Tenant and each Tenant Independent Contractor to be joint and several.

          3.3.4  Payment for Tenant Work. Tenant shall timely pay the entire
                 -----------------------
cost of all Tenant Work so that the Premises shall always be free of liens for labor or materials relating to Tenant's Work. If any mechanic's lien (which term shall include all similar liens relating to the furnishing of labor and materials) is filed against the Building (or any part thereof) which is claimed to be attributable to Tenant, its agents, employees or contractors, Tenant shall give immediate notice of such lien to Landlord and shall promptly discharge the same by payment or filing any necessary bond within ten (10) days after Tenant has notice (from any source) of such mechanic's lien.

          3.3.5  Entry by Tenant Prior to Term Commencement Date.  With
                 ------------------------------------------------
Landlord's prior written consent, Tenant shall have the right to enter the Premises prior to the Term Commencement Date, subject to Section 5.5 and all other provisions of this Lease but without payment of rent, to perform such work or decoration as is to be performed by, or under the direction or control of, Tenant. Such right of entry shall be deemed a license from Landlord to Tenant, and entry thereunder shall be at the risk of Tenant.


                                  ARTICLE IV

                             LANDLORD'S COVENANTS

     4.1  LANDLORD'S COVENANTS
          --------------------

          4.1.1  BUILDING SERVICES.  Landlord shall furnish services, utilities,
                 -----------------
facilities and supplies set forth in this Section 4.1.1 and in Exhibit C all consistent with a first-class office building in the suburban Boston area. Exhibit C is intended to add detail to the provisions of the main body of the Lease, and in case of conflict, the provisions of the main body of the Lease shall control. Tenant may obtain additional services, utilities, facilities and supplies from time to time upon reasonable advance request or Landlord may furnish the same without request if Landlord determines that Tenant's use or occupancy of the Premises necessitates the same (for example where the condition of the Premises necessitates additional cleaning services), and, in either case, the cost of the same at reasonable rates from time to time established by Landlord shall constitute additional charges due by Tenant hereunder, payable upon billing.

                 4.1.1.1  WATER CHARGES. Landlord shall furnish hot and cold
                          -------------
water for ordinary office cleaning, toilet, lavatory and drinking purposes. If Tenant requires, uses or consumes water for any other purpose, Landlord may assess on Tenant reasonable charges for additional water.

                 4.1.1.2  ELEVATOR SERVICE. Landlord shall provide necessary
                          ----------------
elevator facilities on Mondays through Fridays excepting legal holidays from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m. (such hours on such days being referred to as "business days") and have at least one elevator serving the Premises in operation available for Tenant's non-exclusive use at all other times.

                 4.1.1.3  CLEANING. Landlord shall cause the common areas
                          --------
including bathrooms and the office areas of the Premises to be kept reasonably clean provided the same are maintained and kept in good order by Tenant. Cleaning standards shall be in accordance with Exhibit C. Once Tenant is in occupancy of the entire Premises, Tenant shall have the right, upon sixty (60) days notice to Landlord, to enter into a cleaning contract for the Premises.

                 4.1.1.4  HEAT AND AIR-CONDITIONING. Landlord shall, through the
                          -------------------------
Building heating and air-conditioning system, furnish to and distribute in the Premises heat during the normal heating season on business days and air-conditioning on business days when air-conditioning may reasonably be required for the comfortable occupancy of the Premises by Tenant. Landlord shall not be required to furnish heat and air-conditioning in the Premises in excess of the full capacity loads of the new equipment being installed by Landlord, which equipment shall comply with all current applicable laws including current ASHRAE standards. If Tenant requests Landlord to provide heat or air-conditioning after 6:00 p.m. on any business day, after 1:00 on Saturday, on Sunday or on a legal holiday, Tenant shall pay Landlord therefor at rates reasonably established by Landlord from time to time, which rate as of the date hereof is currently estimated to be $45.00 per hour. If Tenant requires additional air-conditioning for business machines, meeting rooms or other purposes, or because of occupancy or unusual electrical loads, any additional air-conditioning units, chillers, condensers, compressors, ducts, piping and other equipment and facilities will be installed and maintained by Landlord at Tenant's sole cost, but only to the extent that the same are compatible with the Building and its mechanical systems.

                 4.1.1.5  ENERGY CONSERVATION.  Tenant agrees to cooperate with
                          -------------------
Landlord and to abide by all Building regulations which Landlord may, from time to time, prescribe for the proper functioning and protection of the heating and air-conditioning systems and in order to maximize the effect thereof and to conserve heat and air-conditioning. Notwithstanding anything to the contrary in this Section 4.1.1 or otherwise in this Lease, Landlord may institute such policies, programs and measures as may be in Landlord's judgment necessary, required or expedient for the conservation or preservation of energy or energy services, or as may be necessary to comply with applicable codes, rules, regulations or standards.

                 4.1.1.6  GROUNDS MAINTENANCE. Landlord shall reasonably
                          -------------------
maintain the grounds adjacent to the Building and the walkways, driveways, and parking areas referred to in Article XI, including reasonable levels of snow and ice removal during normal business hours.

          4.1.2  REPAIRS.  Except as otherwise provided in this Lease, and
                 -------
except for repairs to items referred to below necessitated by Tenant's act or neglect (which shall be Tenant's repair obligation under Section 5.1), Landlord shall make such repairs to the roofs, exterior walls, exterior windows, floor slabs, core walls, and common areas and facilities in the Building as may be necessary to keep them in good condition.

          4.1.3  QUIET ENJOYMENT.  Landlord covenants that Tenant, on paying the
                 ---------------
rent and performing the tenant obligations in this Lease, shall peacefully and quietly have, hold and enjoy the Premises, free from any claim by Landlord or persons claiming under Landlord, but subject to all of the terms and provisions hereof, provisions of law and rights of record to which this Lease is or may become subordinate. This covenant is in lieu of any other so-called quiet enjoyment covenant, either express or implied.


     4.2  INTERRUPTION
          ------------

     Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes authorized in this Lease or for repairing the Premises or from repairs by Landlord of any portion of the Building however the necessity may occur. In case Landlord is prevented or delayed from diligent construction of improvements, making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor, except as otherwise provided in
Section 6.1, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises. In no event shall Landlord be liable for indirect or consequential damages arising out of any default by Landlord or otherwise.

     Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary interruption of Tenant's use of the Premises by reason thereof.

     The foregoing notwithstanding, if Landlord fails for any reason within Landlord's reasonable control to provide any service to be supplied by Landlord under the Lease which is necessary for Tenant's reasonable use of the Premises (such as HVAC, elevator service, electricity, water, or structural repairs), and Tenant is unable to use the Premises on account of such failure, Tenant shall be entitled to a proportional abatement of Annual Fixed Rent and additional charges for Operating Expenses and Taxes based on the portion of the Premises which is not used by Tenant. This abatement shall begin on the fifth (5/th/) consecutive business day from Tenant's written notice to Landlord of the failure. The abatement shall end when the services are restored sufficient to permit use of the Premises.

     4.3.  LANDLORD INDEMNITY
           ------------------

     Landlord shall save Tenant and its agents and employees harmless and indemnified (and shall defend the same) against any claim, loss or cost to the extent arising out of the negligence or willful misconduct of Landlord or its agents, employees, or contractors.

     4.4  LANDLORD INSURANCE.  Landlord agrees to maintain throughout the Term,
          ------------------
with companies licensed and approved to write insurance in Massachusetts, property insurance against direct physical loss or damage to the Building as required by Landlord's first mortgagee (and if there is no mortgagee, in accordance with standards for comparable institutionally owned suburban office buildings in the Boston Metropolitan area). Landlord shall not be required to carry insurance with respect to any property which Tenant is required to insure pursuant to Section 5.5.

     4.5  LANDLORD DEFAULT.  Landlord shall be deemed to be in default of this
          ----------------
Lease if Landlord fails to make any payments to Tenant required under this Lease and such failure continues for thirty (30) days after written notice from Tenant to Landlord, or if Landlord shall be in default in the prompt and full performance of any other of its promises, covenants or agreements contained in this Lease and such default in performance continues for more than thirty (30) days after written notice thereof from Tenant to Landlord specifying the particulars of such default or breach of performance; provided, however, that if the default complained of, other than for the payment of monies, is to such a nature that the same cannot be rectified or cured within such thirty-day period, then such default shall be deemed to be rectified or cured if Landlord within such thirty-day period, shall have commenced such cure and shall continue thereafter with due diligence to cause such cure to be completed. Upon any default of this Lease by Landlord after notice and an opportunity to cure as above, Tenant's remedies shall be limited to monetary damages.

     4.6  WAIVER OF LANDLORD'S LIEN.  Landlord shall have no rights or interest
          -------------------------
in any of the equipment of Tenant which may be readily removed without harm or adverse effect to Building structure or Building systems including Tenant's battery powered uninterrupted power supply, computers and Generator (as defined in Article XII) (collectively, "Tenant Equipment"), including, without limitation, statutory rights granted a landlord with respect to the property of a tenant. In no event however shall this Section 4.6 waive any lien of Landlord on any elements of Finish Work and in no event shall any Finish Work constitute Tenant's Equipment. Landlord shall execute and deliver access agreements and other documents reasonably required by the holder or beneficiary of any Tenant Equipment financing agreement in form and substance acceptable to Landlord in its reasonable discretion. By way of example, the following represents a list of reasonable conditions acceptable to Landlord: (i) Tenant's lender shall not enter the Premises unless Landlord has received at least five (5) business days prior written notice thereof; (ii) the lender shall, at its sole cost and expense, immediately restore that portion of the Premises affected by the removal of Tenant Equipment to their pre-existing condition; (iii) any Tenant Equipment not removed pursuant to the terms hereof within thirty (30) days after the expiration or earlier termination of this Lease shall be deemed abandoned and may be removed and disposed of by Landlord in accordance with the terms of this Lease (or applicable law, to the extent that this Lease does not provide) and Tenant and Tenant's lender (being jointly and severally liable) shall pay to Landlord the reasonable cost and expenses of such removal and disposition of any incidental repairs to the Premises; (iv) Tenant's lender shall be responsible for the payment of Annual Fixed Rent and additional charges for Landlord's Operating Expenses and Taxes for the time period Landlord is hindered in reletting the Premises due to lender's right of access and removal; and (v) Tenant's lenders shall indemnify, save harmless and defend Landlord and its Indemnitees (as defined in Section 5.5) from and against all liability, claim or cost (including reasonable attorneys' fees) arising in whole or in part out of (a) any injury, loss, theft or damage (except to the extent due to the gross negligence or willful misconduct of any Indemnitee) to any person or property while any lender or agent is on or about the Premises or in connection with the removal of any Tenant Equipment by any lender or agent, and (b) any act or omission in connection with this waiver or the actions contemplated hereby by any lender or agent or persons claiming by, through or under any of them, or any of their respective agents, employees, independent contractors or invitees.

                                   ARTICLE V

                         TENANT'S ADDITIONAL COVENANTS

     5.1  MAINTENANCE AND REPAIR
          ----------------------

     Except for damage by fire or casualty and reasonable wear, Tenant shall at all times keep the Premises clean, neat and in as good repair, order and condition as the same are at the beginning of the Term or may be put in thereafter. The foregoing shall include without limitation Tenant's obligation to maintain floors and floor coverings, to paint and repair walls and doors, to replace and repair ceiling tiles, lights and light fixtures, drains and the like, and clean the Premises to the extent such cleaning is not to be performed by Landlord under Exhibit C.

     5.2  USE, WASTE AND NUISANCE
          -----------------------

     Throughout the Term, Tenant shall use the Premises for the Permitted Uses only, and shall not use the Premises for any other purpose. Tenant shall not injure, overload, deface or commit waste in the Premises or any part of the improvement on the Land, nor permit the emission therefrom of any objectionable noise, light or odor, nor use or permit any use of the Premises which is improper, offensive, contrary to law or ordinance or which is liable to invalidate or increase the premium for any insurance on the Building or its contents or which is liable to render necessary any alterations or additions in the Building, nor obstruct in any manner any portion of the Building. If Tenant's use of the Premises results in an increase in the premium for any insurance on the Building or the contents thereof, Landlord shall notify Tenant of such increase and Tenant shall pay same as additional charges. Tenant may not without Landlord's consent install in the Premises any pay telephones, vending machines, water fountains, refrigerators, sinks or cooking equipment provided that Landlord's consent will not be unreasonably withheld with respect to items designed for the convenience of Tenant's employees which are customary for office employees if Landlord determines that special venting or other matters are not required in connection therewith.

     Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances, or materials (excluding normal office supplies in normal office quantities). Landlord acknowledges Tenant's use of up to 500 gallons of diesel fuel in connection with Tenant's Generator, and Tenant's use of a battery powered uninterrupted power supply. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Building any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials (including, without limitation, oil). Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S)9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. (S)6901 et seq., the Massachusetts Hazardous Waste Management Act, as amended, M.G.L. Chapter 21C, and/or the Massachusetts Oil and Hazardous Material Release Prevention Act, as amended, M.G.L. Chapter 21E, and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon written demand as additional charges if such requirement applies to the Premises due to specific activities of Tenant, and if the requirement applies to the Building generally, then such costs shall be included in Landlord's Operating Expenses. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner provided in Section
5.5 from any release of hazardous materials on the Premises not existing on or before the date hereof and occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant.

     5.3  RULES AND REGULATIONS
          ---------------------

     Tenant shall conform to all reasonable non-discriminatory rules and regulations now or hereafter promulgated by Landlord for the care and use of the Premises and the Building.

     5.4  SAFETY APPLIANCES
          -----------------

     Tenant shall keep the Premises equipped with all safety appliances and permits which, as a result of Tenant's particular activities, are required by law or ordinance or any order or regulation of any public authority, shall keep the Premises equipped at all times with adequate fire extinguishers and other such equipment reasonably required by Landlord, and, subject to

Sections 3.1, 4.1 and 5.10, shall make all repairs, alterations, replacements, or additions so required as a result of Tenant's particular activities.

     5.5  INDEMNIFICATION AND INSURANCE
          -----------------------------

     Tenant shall save Landlord, its mortgagees, agents, employees, independent contractors, invitees, and any other parties designated by Landlord from time to time (collectively, the "Indemnitees") harmless and indemnified (and shall defend the Indemnitees with counsel reasonably approved by the Indemnitees) against any claim, loss or cost arising in whole or in part out of any injury, loss, theft or damage to any person or property while on or in the Premises, or within the Hobbs Brook Office Park if in transit to or from the Premises, or out of any condition within or around the Premises, if not due solely to negligence or willful misconduct of the Indemnitees, and to any person or property anywhere occasioned by any act, omission, neglect or default of Tenant or of employees, agents, independent contractors or invitees of Tenant or any person acting under Tenant. In addition to the foregoing, Landlord may make all repairs and replacements to the improvements on the Land resulting from acts or omissions of Tenant's employees, agents, independent contractors or invitees or any other persons acting under Tenant (including damage and breakage occurring as a result of work performed by or for Tenant and when Tenant's property is being moved into or out of the Building) and Landlord may recover all reasonable costs and expenses thereof from Tenant as additional charges. Throughout the Term (and such earlier or further time as Tenant or any person claiming through Tenant enters upon or occupies any part of the Premises whether pursuant to a license or otherwise) Tenant shall maintain in a responsible company or companies approved by Landlord, liability insurance in form satisfactory to Landlord, written on an occurrence basis, insuring the Indemnitees and other parties designated by Landlord, and Tenant, as their respective interests may appear, against all claims, demands or actions for injury, death, and property damage in amounts not less than those specified in Section 1.1 (as such amounts may, from time to time, be reasonably increased by Landlord). All insurance to be maintained by Tenant under this Section 5.5 shall provide that it will not be subject to cancellation, termination, or adverse change except after at least 30 days' prior written notice to the Indemnitees and other parties designated by Landlord. The policy or policies or a duly executed certificate or certificates for the same (together with satisfactory evidence of the payment of the premium thereon if requested by Landlord) shall be deposited with Landlord and other parties designated by Landlord at the beginning of the Term and, upon renewals of such policies, not less than 30 days prior to the expiration of the term of such coverage. If Tenant fails to comply with any of the foregoing requirements, Landlord may obtain such insurance on behalf of Tenant and may keep the same in effect, and Tenant shall pay Landlord, as additional charges (which shall constitute rent hereunder), the premium cost thereof upon written demand. The covenants of this Section 5.5 shall survive the expiration of the Term or earlier termination of this Lease.

     5.6  TENANT'S PROPERTY
          -----------------

     All furnishings, fixtures, equipment, effects and property of Tenant and of all persons claiming through Tenant which from time to time may be on the Premises or elsewhere in the

Building or in transit thereto or therefrom shall be at the sole risk of Tenant and shall be kept insured by Tenant throughout the term at Tenant's expense and in prudent amounts, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord. The parties acknowledge that damage or destruction may result from acts of cleaning personnel and employees of other independent contractors of Landlord working in and around the Premises and that Tenant shall bear the risk and cost thereof unless Landlord has been negligent in the selection or supervision of such persons.

     5.7  ENTRY FOR REPAIRS AND INSPECTIONS
          ---------------------------------

     Tenant shall permit Landlord and its agents to enter and examine the Premises at reasonable times upon 24 hours' verbal notice (except in case of emergency for which only such notice as is reasonably practicable shall be required) and accompanied by an employee or representative of Tenant, whom Tenant shall make available promptly upon request, and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary or desirable, to remove at Tenant's expense any alterations, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing, and to show the Premises to prospective tenants during the twelve months preceding expiration of the Term (as extended) and to prospective purchasers and mortgagees at all times. In case of an emergency in the Premises or in the Building, Landlord or its representative may enter the Premises (forcibly, if necessary) at any time to take such measures as may be needed to deal with such emergency.

     5.8  ASSIGNMENT, SUBLETTING
          ----------------------

     Tenant shall not assign this Lease, or sublet or license the Premises or any portion thereof, or permit the occupancy of all or any portion of the Premises by anybody other than Tenant (all or any of the foregoing actions are referred to as "Transfers" and all or any of assignees, subtenants, licensees, and other such parties are referred to as "Transferees") without obtaining, on each occasion, the prior consent of the Landlord, which consent shall not be unreasonably withheld. Notwithstanding the provisions of this Section 5.8, this Lease may be assigned, or the Premises may be sublet, in whole or in part, after prior notice to Landlord but without consent of the Landlord and without any termination right of the Landlord being applicable thereto, (i) to any corporation or other entity into or with which Tenant may be merged or consolidated or to any corporation or entity to which all or substantially all of the Tenant's assets will be transferred, or (ii) to any corporation which is an affiliate, subsidiary, parent or successor of Tenant, provided in all such cases the surviving corporation or entity shall provide reasonable evidence that it has a creditworthiness at least equal to the greater of (i) the net worth of Tenant as of the date of such corporate transaction, and (ii) as of the date of this Lease and shall agree in writing with the Landlord to be bound by all of the terms and conditions of this Lease (all of the foregoing being referred to as a "Permitted Transfer"). If Landlord or a Landlord affiliate either is then marketing or in good faith expects to market any space in the Hobbs Brook Office Park for lease, which might reasonably be viewed as competitive with the space Tenant wishes to Transfer, then unless Landlord's consent specifically provides otherwise with respect to a particular proposed Transferee, Tenant shall not offer to make or enter into negotiations with respect to a Transfer to any of the following: (i) a tenant in the Hobbs Brook Office Park; (ii) any party with whom Landlord or any affiliate of Landlord is then negotiating with respect to space in the Hobbs Brook Office Park; (iii) any entity owned by, owning, or affiliated with, directly or indirectly, any tenant or party described in clauses (i) and (ii) hereof. Tenant shall, prior to entertaining any Transfer opportunity make written inquiry of Landlord regarding such proposed Transfer and whether it might be viewed as in competition with other space in the Hobbs Brook Office Park. Tenant's request for consent to a Transfer shall include a copy of the proposed Transfer instrument, if available, or else a statement of the proposed Transfer in detail satisfactory to Landlord, together with reasonably detailed financial, business and other information about the proposed Transferee. Landlord shall respond to Tenant's request for consent to a Transfer or to a Tenant inquiry regarding a Transfer opportunity, within ten (10) business days after Tenant's supplies Landlord with the information required under this Section 5.8. Any Transfer made without Landlord's consent shall be void. Except in the case of (i) a Permitted Transfer, or (ii) one or more subleases of less than twenty five percent (25%) of the Premises, in the aggregate, for a duration which is at least five years shorter than the remainder of the Term of the Lease (including extensions thereof), Landlord shall have the option (but not the obligation) to terminate the Lease with respect to the portion of the Premises which Tenant proposes to Transfer effective upon the date of the proposed Transfer and continuing for the proposed term thereof by giving Tenant notice of such termination within 30 days after Landlord's receipt of Tenant's request, in which case Landlord, at its cost, shall construct the walls separating such area from the Premises and equitably re-calculate Annual Fixed Rent and additional rent charges and percentages hereunder which are based on square footages. If Tenant does make a Transfer hereunder, and if the aggregate rent and other charges payable to Tenant under and in connection with such Transfer (after deduction of any reasonable amounts paid for leasehold improvements or on account of Tenant's costs associated with such Transfer including transaction costs, brokerage commissions and legal and architectural fees) exceed the rent and other charges paid hereunder with respect to the space in question, Tenant shall pay to Landlord, as an additional charge, fifty percent (50%) of the amount of such excess. If the amount of rent and other charges payable under a Transfer is not readily ascertainable, such amount may, at Landlord's option, be deemed to equal the fair market rent then obtainable for the space in question.

     Tenant shall pay to Landlord, as an additional charge, Landlord's reasonable legal fees and other expenses incurred in connection with any proposed Transfer, including fees for review of documents and investigations of proposed Transferees, which fee is currently estimated to be $1,000.00. Notwithstanding any such Transfer, the original Tenant named herein shall remain directly and primarily obligated under this Lease.

     If Tenant enters into any Transfer with respect to the Premises (or any part thereof), Landlord may, at any time and from time to time, require that such Transferee agree directly with Landlord to be liable, jointly and severally with Tenant, to the extent of the obligation undertaken by or attributable to such Transferee, for the performance of Tenant's agreements under this Lease (including payment of rent and other charges under the Transfer), and every Transfer shall so provide, without relieving or modifying Tenant's liability hereunder. Landlord may collect rent and other charges from the Transferee and apply the net amount collected to the rent and other charges hereunder, but no such assignment or collection shall be deemed a waiver of the provisions of Section 5.8, or the acceptance of the Transferee, as a tenant, or a release of Tenant from direct and primary liability for the further performance of Tenant's covenants hereunder. The consent by Landlord to a particular Transfer shall not relieve Tenant from the requirement of obtaining the consent of Landlord to any further Transfer.

     5.9  ALTERATIONS
          -----------

     Tenant shall make no alterations, additions or improvements to the Premises without the prior written consent of Landlord and only in accordance with complete construction documents approved in advance by Landlord, which consent and approval shall not be unreasonably withheld or delayed. Notwithstanding the above, Tenant may make non-structural alterations not affecting the Building systems and costing less than $50,000.00 without the consent of Landlord. All such alterations, additions and improvements shall be done only by contractors approved in advance by Landlord. Tenant shall obtain all necessary permits before undertaking any such alterations, additions or improvements and shall carry such insurance and obtain such payment, performance and lien bonds as Landlord shall reasonably require. Any alterations, additions and improvements to the Premises, except movable furniture and trade fixtures, shall belong to Landlord. All alterations, additions and improvements to the Premises shall be at Tenant's sole cost. If any mechanic's lien (which term shall include all similar liens relating to the furnishing of labor and materials) is filed against the Building which is claimed to be attributable to Tenant, its agents, employees or contractors, Tenant shall give immediate notice of such lien to Landlord and shall discharge the same by payment or filing any necessary bond within 10 days after Tenant has notice (from any source) of such lien. Landlord's approval of the construction documents shall signify Landlord's consent to the work shown thereon only and Tenant shall be solely responsible for any errors or omissions contained therein.

     5.10 SURRENDER
          ---------

     At the expiration of the Term or earlier termination of this Lease, without the requirement of any notice, Tenant shall peaceably surrender the Premises including all alterations and additions thereto and all replacements thereof, including carpeting, any water or electricity meters, and all fixtures and partitions, in any way bolted or otherwise attached to the Premises (which shall become the property of Landlord) except to the extent readily removable without harm or adverse effect to Building structure or Building systems, Tenant's battery powered uninterrupted power supply, computers, Generator, and other equipment of Tenant which may be readily removed without harm or adverse effect to Building structure or Building systems, and such alterations and additions as Landlord shall direct Tenant to remove (which direction shall be made by Landlord at the time Landlord consents to any such alteration and/or addition), the Premises and improvements to be in the condition in which the same are required to be maintained under Section 5.1. Tenant shall, at the time of termination, remove the goods, effects and fixtures which Tenant is directed or permitted to remove in accordance with the provisions of this Section, making any repairs to the Premises and other areas necessitated by such removal and leaving the Premises clean and tenantable. Should Tenant fail to remove any of such goods, effects, and fixtures, Landlord may have them removed forcibly, if necessary, and store any of Tenant's property in a public warehouse at the risk of Tenant. If such items are not removed from storage within thirty (30) days after notice to Tenant, such items may be sold by any customary methods in order to pay storage costs and other expenses of Landlord. The expense of such removal, storage and reasonable repairs necessitated by such removal shall be borne by Tenant or reimbursed by Tenant to Landlord.

     5.11 PERSONAL PROPERTY TAXES
          -----------------------

     Tenant shall pay promptly when due all taxes (and charges in lieu thereof) imposed upon Tenant's personal property in the Premises, no matter to whom assessed (including, without limitation, fixtures and equipment).


                                  ARTICLE VI

                              CASUALTY AND TAKING

     6.1  DAMAGE BY FIRE OR CASUALTY
          --------------------------

     If the Premises or any part thereof shall be damaged by fire or other insured casualty, then, subject to the last paragraph of this Section 6.1, Landlord shall proceed with diligence, subject to then applicable statutes, building codes, zoning ordinances and regulations of any governmental authority, and at the expense of Landlord (but only to the extent of insurance proceeds made available to Landlord by any mortgagee of the Building) to repair or cause to be repaired such damage. All such repairs made necessary by any act or omission of Tenant shall be made at the Tenant's expense to the extent that the cost of such repairs are less than the deductible amount in Landlord's insurance policy. All repairs to and replacements of Tenant Improvement Work and any property which Tenant is entitled to remove shall be made by and at the expense of Tenant. If the Premises or any part thereof shall have been rendered unfit for use and occupation hereunder by reason of such damage the Fixed Rent and additional charges for Operating Expenses and Taxes or just and proportionate parts thereof, according to the nature and extent to which the Premises shall have been so rendered unfit, shall be abated until the Premises (except as to the property which is to be repaired by or at the expense of Tenant) shall have been restored as nearly as practicable to the condition in which they were immediately prior to such fire or other casualty, provided, however, that if Landlord or any mortgagee of the Building shall be unable to collect the insurance proceeds (including rent insurance proceeds) applicable to such damage solely because of some action or inaction (of which Tenant has reasonable notice and reasonable opportunity to comply) in the course of Landlord's insurance collection on the part of Tenant or an agent or employee of Tenant, the cost of repairing such damage shall be paid by Tenant and there shall be no abatement of rent.

Tenant shall cooperate in the insurance collection process and sign and certify all reasonable documents necessary in the collection thereof within five (5) business days after receipt of written request from Landlord. Landlord shall not be liable for delays in the making of any such repairs which are due to government regulation, casualties and strikes, unavailability of labor and materials, delays in obtaining insurance proceeds, and other causes beyond the reasonable control of Landlord, nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage.

     Between 30 and 60 days after any casualty, Tenant may inquire of Landlord as to Landlord's estimate of the time period necessary to complete repair of the Premises. Within 30 days after such inquiry, Landlord shall provide Tenant with Landlord's architect's good faith estimate of the time to complete such repairs and if such estimate (which shall be non-binding) shall be more than 180 days from the date of the casualty, then Tenant may terminate this Lease by notice given to Landlord within 30 days after Tenant's receipt of Landlord's architect's estimate.

     If Landlord fails to commence repairs as soon as is reasonably practicable after such damage, and such failure is not due to causes beyond the reasonable control of Landlord, and in any event if Landlord does not commence repairs within sixty (60) days of the casualty, Tenant may elect to terminate this Lease by notice to Landlord. If Landlord, having commenced such repair, has not completed the repair of such damage by the later of (i) 180 days from the occurrence of such damage, or (ii) the date given in any Landlord's architect's repair period estimate under the prior paragraph (the later of such dates is referred to below as the "Outside Restoration Date"), Tenant may elect to terminate this Lease by notice to Landlord within twenty (20) days of the Outside Restoration Date, the termination to be effective not less than thirty
(30) days after the date on which such termination notice is received by Landlord. The Outside Restoration Date shall be extended for up to ninety (90) days on account of delays beyond the reasonable control of Landlord as described in the next sentence. Delays beyond Landlord's reasonable control shall mean delays in the making of repairs which are due to government regulation, casualties and strikes, unavailability of labor and materials, delays in obtaining insurance proceeds despite the exercise of all reasonable efforts by Landlord, and other causes beyond the reasonable control of Landlord. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing the damage; however if the delays continue more than 90 days beyond the initial Outside Restoration Date, Tenant may elect to terminate this Lease in the manner provided above.

     If (i) the Premises are so damaged by fire or other casualty (whether or not insured) at any time during the last thirty months of the Term (including extensions thereof) that the cost to repair such damage is reasonably estimated to exceed one-third of the total Annual Fixed Rent payable hereunder for the period from the estimated completion date of repair until the end of the Term,
(ii) at any time the Building (or any portion thereof, whether or not including any portion of the Premises) is so damaged by fire or other casualty (whether or not insured) that substantial alteration or reconstruction or demolition of the Building (or a portion thereof) shall in Landlord's reasonable judgment be required, or (iii) at any time damage to the Building occurs by fire or other insured casualty and Landlord determines not to repair such damage, then and in any of such events, this Lease and the term hereof may be terminated at the election of Landlord by a notice from Landlord to Tenant within sixty (60) days, or such longer period as is required to complete arrangements with any mortgagee regarding such situation, following such fire or other casualty; the effective termination date pursuant to such notice shall be not less than thirty (30) days after the day on which such termination notice is received by Tenant. In the event of any termination, the Term shall expire as though such effective termination date were the date originally stipulated in Section 1.1 for the end of the Term and the Fixed Rent and additional charges for Operating Expenses shall be apportioned as of such date.

     6.2  CONDEMNATION - EMINENT DOMAIN
          -----------------------------

     In case during the Term all or any substantial part of the Premises or the Building are taken by eminent domain this Lease shall terminate at Landlord's election, which may be made (notwithstanding that Landlord's entire interest may have been divested) by notice given to Tenant within 90 days after the election to terminate arises, specifying the effective date of termination. The effective date of termination specified by Landlord shall not be less than 30 nor more than 60 days after the date of notice of such termination. Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such taking, subject, however, to the following provisions. If in any such case the Premises are rendered unfit for use and occupation and this Lease is not terminated, Landlord shall use due diligence (following the expiration of the period in which Landlord may terminate this Lease pursuant to the foregoing provisions of this Section) to put the Premises, or what may remain thereof (excluding any items installed or paid for by Tenant which Tenant may be required to remove pursuant to Section 5.12), into proper condition for use and occupation and a just proportion of the Fixed Rent and additional charges for Operating Expenses according to the nature and extent of the injury shall be abated until the Premises or such remainder shall have been put by Landlord in such condition; and in case of a taking which permanently reduces the area of the Premises, a just proportion of the Fixed Rent and additional charges for Operating Expenses shall be abated for the remainder of the Term.

     6.3  EMINENT DOMAIN AWARD
          --------------------

     Except for Tenant's relocation expenses or any separate award which may be granted to Tenant for its removable personal property and unamortized costs of improvements actually paid by Tenant in excess of the Finish Work Allowance (specifically so designated by the court or authority having jurisdiction over the matter) Landlord reserves to itself any and all rights to receive awards made for damages to the Premises, the Building or the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request.

                                  ARTICLE VII

                                    DEFAULT

     7.1  TERMINATION FOR DEFAULT OR INSOLVENCY
          -------------------------------------

     This Lease is upon the condition that (1) if Tenant shall fail to perform or observe any of Tenant's covenants, and if such failure shall continue, (a) in the case of rent or payment of additional charges or any sum due Landlord hereunder, for more than ten (10) days after notice to Tenant, or (b) in any other case, after notice, for more than thirty (30) days after notice to Tenant (provided that if correction of any such matter reasonably requires longer than 30 days and Tenant so notifies Landlord within 20 days after Landlord's notice is given together with an estimate of time required for such cure, Tenant shall be allowed such longer period, but only if cure is begun within such 30-day period and such delay does not cause increased risk of damage to person or property), or (2) if three or more notices under clause (1) hereof are given in any twelve month period (failure to pay rent or any other sum for more than 3 business days after the particular due date shall have the same effect under this clause (2) as such a notice); (3) if the leasehold hereby created shall be taken on execution, or by other process of law, or if any assignment shall be made of Tenant's property for the benefit of creditors; or (5) if a receiver, guardian, conservator, trustee in bankruptcy or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant's property and such appointment is not discharged within 90 days thereafter or if a petition including, without limitation, a petition for reorganization or arrangement is filed by Tenant under any bankruptcy law or is filed against Tenant and, in the case of a filing against Tenant only, the same shall not be dismissed within 90 days from the date upon which it is filed, then, and in any of said cases, Landlord may, immediately or at any time thereafter, elect to terminate this Lease by notice of termination, by entry, or by any other means available under the law of The Commonwealth of Massachusetts and may recover possession of the Premises as provided herein. Upon termination by notice, by entry, or by any other means available under law, Landlord shall be entitled immediately, in the case of termination by notice or entry, and otherwise in accordance with the provisions of law to recover possession of the Premises from Tenant and those claiming through or under the Tenant. Such termination of this Lease and repossession of the Premises shall be without prejudice to any remedies which Landlord might otherwise have for arrears of rent or for a prior breach of the provisions of this Lease. Tenant waives any statutory notice to quit and equitable rights in the nature of further cure or redemption, and Tenant agrees that upon Landlord's termination of this Lease Landlord shall be entitled to re-entry and possession in accordance with the terms hereof. Landlord may, without notice, store Tenant's personal property (and those of any person claiming under Tenant) at the expense and risk of Tenant or, if Landlord so elects, Landlord may sell such personal property at public auction or auctions or at private sale or sales after seven business days notice to Tenant and apply the net proceeds to the earliest of installments of rent or other charges owing Landlord. Tenant agrees that a notice by Landlord alleging any default shall, at Landlord's option (the exercise of such option shall be indicated by the inclusion of the words "notice to quit" in such notice), constitute a statutory notice to quit. If Landlord exercises its option to designate a notice of default hereunder as a statutory notice to quit, any grace periods provided for herein shall run concurrently with any statutory notice periods. Landlord and Tenant waive trial by jury in any action to which they are parties. Tenant further agrees that it shall not interpose any counterclaim or set-off in any summary proceeding or in any action based in whole or in part on non-payment of rent.

     7.2  REIMBURSEMENT OF LANDLORD'S EXPENSES
          ------------------------------------

     In the case of termination of this Lease pursuant to Section 7.1, Tenant shall reimburse Landlord for all actual expenses arising out of such termination, including without limitation, all costs incurred in collecting amounts due from Tenant under this Lease (including reasonable attorneys' fees, costs of litigation and the like); all reasonable expenses incurred by Landlord in attempting to relet the Premises or parts thereof (including advertisements, brokerage commissions, Tenant's allowances, costs of preparing space, and the like); all of Landlord's then unamortized costs of special inducements provided to Tenant (including without limitation rent holidays, rent waivers, above building standard leasehold improvements, and the like net of any excess rents collected above Tenant's rent in the amounts payable under this Lease) and all Landlord's other reasonable expenditures necessitated by the termination. The reimbursement from Tenant shall be due and payable immediately from time to time upon notice from Landlord that an expense has been incurred, without regard to whether the expense was incurred before or after the termination.

     7.3  DAMAGES
          -------

     In the event of a Tenant default and the subsequent termination of this Lease by Landlord, Landlord may elect by written notice to Tenant within one year following such termination to be indemnified for loss of rent by a lump sum payment representing the then present value of the amount of rent and additional charges which would have been paid in accordance with this Lease for the remainder of the Term minus the then present value of the aggregate fair market rent and additional charges payable for the Premises for the remainder of the Term (if less than the rent and additional charges payable hereunder), estimated as of the date of the termination, and taking into account reasonable projections of vacancy and time required to re-lease the Premises. (For the purposes of calculating the rent which would have been paid hereunder for the lump sum payment calculation described herein, the last full year's additional charges under Section 2.6 is to be deemed constant for each year thereafter. The Federal Reserve discount rate (or equivalent) shall be used in calculating present values.) Should the parties be unable to agree on a fair market rent, the matter shall be submitted, upon the demand of either party, to the Boston, Massachusetts office of the American Arbitration Association, with a request for arbitration in accordance with the rules of the Association by a single arbitrator who shall be an MAI appraiser with at least ten years experience as an appraiser of major office buildings in the Greater Boston area. The parties agree that a decision of the arbitrator shall be conclusive and binding upon them. If, at the end of the Term, the rent which Landlord has actually received from the Premises is less than the aggregate fair market rent estimated as aforesaid, Tenant shall thereupon pay Landlord the amount of such difference. Should Landlord fail to make the election provided for in this Section 7.3, Tenant shall indemnify Landlord for the loss of rent by a payment at the end of each month which would have been included in the Term, representing the difference between the rent which would have been paid in accordance with this Lease (Annual Fixed Rent under Section 2.5, and additional charges which would have been payable under
Section 2.6 to be ascertained monthly) and the rent actually derived from the Premises by Landlord for such month (the amount of rent deemed derived shall be the actual amount less any portion thereof attributable to Landlord's reletting expenses described in Section 7.2 which have not been reimbursed by Tenant thereunder).

     7.4  MITIGATION
          ----------

     Any obligation under this Lease or otherwise imposed by law upon Landlord to relet the Premises shall be subject to the right of Landlord (and its affiliates) to lease other available space in Hobbs Brook Office Park and to the reasonable requirements of Landlord to lease to high quality tenants and to lease the Building in a harmonious manner with an appropriate mix of uses, tenants, floor areas and terms of tenancies, and the like.

     7.5  CLAIMS IN BANKRUPTCY
          --------------------

     Nothing herein shall limit or prejudice the right of Landlord to prove and obtain in a proceeding for bankruptcy, insolvency, arrangement or reorganization, by reason of the termination, an amount equal to the maximum allowed by a statute or law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount is greater to, equal to, or less than the amount of the loss or damage which Landlord has suffered.

     7.6  INTEREST ON UNPAID AMOUNTS
          --------------------------

     If any payment of Annual Fixed Rent, additional charges, or other payment due from Tenant to Landlord is not paid when due, then without notice and in addition to all other remedies hereunder, Tenant shall pay to Landlord interest on such unpaid amount equal to 1.5% of the amount in question for each month and for each part thereof during which said delinquency continues; provided, however, in no event shall such interest exceed the maximum amount permitted to be charged by applicable law.

     7.7  VACANCY DURING LAST THREE MONTHS
          --------------------------------

     If Tenant vacates the Premises at any time within the last 3 months of the Term, Landlord may enter the Premises (or such portion) and commence demolition work or construction of leasehold improvements for future tenants. The exercise of such right by Landlord will not affect Tenant's obligations to pay Annual Fixed Rent or additional charges with respect to the Premises (or such portion), which obligations shall continue without abatement until the end of the Term. Upon Landlord's exercise of its rights under this Section 7.7, Tenant shall have no further obligations under this Lease arising after the date of Landlord's notice except the obligation to pay Annual Fixed Rent and additional rent under
Section 2.6 (but Tenant shall have no obligation to pay any increase in electricity, HVAC or other utility charges due to any Landlord work in the Premises).

                                  ARTICLE VIII

                                 MISCELLANEOUS

     8.1  HOLDOVER
          --------

     If Tenant remains in the Premises after the termination or expiration of the Term, such holding over shall be as a tenant at will or tenant by the month (requiring 30 days notice of termination by either party to the other) at a monthly fixed rent equal to 150% of the Fixed Rent due hereunder for the last month of the Term, and otherwise subject to all the covenants and conditions (including obligations to pay additional charges under Section 2.6) of this Lease as though it had originally been a monthly tenancy. Notwithstanding the foregoing, if Landlord desires to regain possession of the Premises promptly after the termination or expiration hereof and prior to acceptance of rent for any period thereafter, Landlord may, at its option, forthwith re-enter and take possession of the Premises or any part thereof by any legal process in force in The Commonwealth of Massachusetts.

     Notwithstanding the establishment of any holdover tenancy following the expiration or earlier termination of the Term, if Tenant fails promptly to vacate the Premises at the expiration or earlier termination of the Term, Tenant shall save Landlord harmless and indemnified against any claim, loss, cost or expense (including reasonable attorneys' fees) arising out of Tenant's failure promptly to vacate the Premises (or any portion thereof).

     8.2  ESTOPPEL CERTIFICATES
          ---------------------

     At Landlord's request, from time to time, Tenant agrees to execute and deliver to Landlord, within ten (10) days after such request, a certificate which acknowledges the dates on which the Term begins and ends, tenancy and possession of the Premises and recites such other facts concerning any provision of the Lease or payments made under the Lease which Landlord or a mortgagee or lender or a purchaser or prospective purchaser of the Building or any interest therein or any other party may from time to time reasonably request. Tenant acknowledges that the execution and delivery of such certificates in connection with a financing or sale in a prompt manner constitute requirements of Landlord's financing and/or property dispositions. Without limitation of the foregoing, Tenant agrees to execute a document in the form of Exhibit D, or whatever other reasonable instruments may be required by the first mortgagee or junior mortgagee to acknowledge such tenancy in a recordable form, within ten
(10) business days after Landlord's request, correcting as appropriate any representations which are not then correct. At Tenant's request, from time to time, Landlord agrees to execute and deliver to Tenant, within ten (10) business days after such request, a certificate which acknowledges the dates on which the Term begins and ends, the existence or nonexistence of any Tenant default and recites such other facts concerning any provision of the Lease which Tenant may from time to time reasonably request, provided Tenant shall reimburse Landlord for all actual and reasonable expenses in connection therewith.

     8.3  NOTICE
          ------

     Any notice, approval, consent and other like communication hereunder from Landlord to Tenant or from Tenant to Landlord shall be effective only if given in writing and shall be deemed duly served if and when hand delivered or 3 days after mailed prepaid certified mail or if and when mailed by overnight or other verifiable form of delivery service such as Federal Express (in any case, whether or not accepted for delivery). Communications to Tenant shall be addressed to Tenant's Authorized Representative at the Original Address of Tenant set forth in Section 1.1 prior to the Term Commencement Date and thereafter at the Premises. Communications to Landlord shall be addressed to the Address of Landlord set forth in Section 1.1. Either party may from time to time designate other addresses within the continental United States by notice to the other.

     8.4  LANDLORD'S RIGHT TO CURE
          ------------------------

     At any time and upon notice to Tenant with a reasonable opportunity to cure (but in no event required to be in excess of ten (10) days so long as Tenant has undertaken and is diligently and in good faith pursuing the cure thereof), Landlord may, but need not, cure any failure by Tenant to perform its obligations under this Lease. Tenant's opportunity to cure a failure after notice from Landlord shall not apply to a failure which if not cured by Landlord would jeopardize Landlord's property or Building operations or the safety or business operations of other tenants of the Hobbs Brook Office Park. Upon written demand with back up evidence of the expenditures, Tenant shall pay all costs and expenses incurred by Landlord in curing any such failure, including, without limitation, reasonable attorneys' fees together with an administrative charge equal to 15% of such costs and expenses (or such higher percentage as may then be customary with respect to first-class office buildings in the Greater Boston area) and interest as provided in Section 7.6.

     8.5  SUCCESSORS AND ASSIGNS
          ----------------------

     This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and assigns, and shall inure to the benefit of Tenant and only such Transferees of Tenant as are permitted hereunder. The term "Landlord" means the original Landlord named herein, its successors and assigns. The term "Tenant" means the original Tenant named herein and its permitted successors and assigns.

     8.6  BROKERAGE
          ---------

     Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease or any other space in the Hobbs Brook Office Park except for any broker designated in Section 1.1. Landlord warrants that it has had no dealings with any broker or agent in connection with this Lease except for any broker designated in Section 1.1. Each of Tenant and Landlord covenants to pay, hold harmless and indemnify the other from and against any and all costs, expense or liability for any compensation, commissions and charges claimed by any broker or agent other than any such broker designated in Section
1.1 with respect to this Lease or the negotiation thereof arising from a breach of the foregoing warranty. Landlord shall be responsible for payment of any brokerage commission to any broker designated in Section 1.1.

     8.7  WAIVER
          ------

     The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon strict performance of, any covenant or condition of this Lease, or, with respect to such failure of Landlord, any of the Rules and Regulations referred to in Section 5.3, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations against any other tenant of the Building be deemed a waiver of any such Rules or Regulations. The receipt by Landlord of Fixed Rent or additional charges with knowledge of the breach of any covenant of this Lease shall not be deemed waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord, or by Tenant, unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

     8.8  ACCORD AND SATISFACTION
          -----------------------

     No acceptance by Landlord of a lesser sum than the Fixed Rent and additional charges then due shall be deemed to be other than on account of the earliest installment of such rent and charges due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy provided in this Lease. The delivery of keys to Landlord shall not operate as a termination of this Lease or a surrender of the Premises.

     8.9  REMEDIES CUMULATIVE
          -------------------

     The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants or conditions of this Lease or to a decree compelling specific performance of any such covenants or conditions.

     8.10 PARTIAL INVALIDITY
          ------------------

     If any term of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     8.11 WAIVERS OF SUBROGATION
          ----------------------

     Any insurance carried by either party with respect to the Premises or property therein or occurrences thereon shall, if it can be so written without additional premium or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured hereunder prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder.

     8.12 ENTIRE AGREEMENT
          ----------------

     This Lease contains all of the agreements between Landlord and Tenant with respect to the Premises and supersedes all prior writings and dealings between them with respect thereto.

     8.13 NO AGREEMENT UNTIL SIGNED
          -------------------------

     The submission of this Lease or a summary of some or all of its provisions for examination does not constitute a reservation of or option for the Premises or an offer to lease and no legal obligations shall arise with respect to the Premises or other matters herein until this Lease is executed and delivered by Landlord and Tenant.

     8.14 TENANT'S AUTHORIZED REPRESENTATIVE
          ----------------------------------

     Tenant designates the person named from time to time as Tenant's Autorized Representative to take all acts of Tenant hereunder. Landlord may rely on the acts of such Authorized Representative without further inquiry or evidence of authority. Tenant's Authorized Representative shall be the person so designated in Section 1.1 and such successors as may be named from time to time by the then current Tenant's Authorized Representative or by Tenant's president.


     8.15 NOTICE OF LEASE
          ---------------

     Landlord and Tenant agree not to record this Lease. Both parties will, at the request of either, execute, acknowledge and deliver a Notice of Lease and a Notice of Termination of Lease Term, each in recordable form. Such notices shall contain only the information required by law for recording. Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact (which appointment shall survive termination of the Term) with full power of substitution to execute, acknowledge and deliver a notice of termination of lease on Tenant's name if Tenant fails to do so within 10 business days after request therefor.

     8.16 TENANT AS BUSINESS ENTITY
          -------------------------

     Tenant represents and warrants that (a) Tenant is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized; (b) Tenant has the authority to own its property and to carry on its business as contemplated under this Lease; (c) Tenant is in compliance with all laws and orders of public authorities applicable to Tenant;
(d) Tenant has duly executed and delivered this Lease; (e) the execution, delivery and performance by Tenant of this Lease (i) are within the powers of Tenant, (ii) have been duly authorized by all requisite action, (iii) will not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which Tenant is a party or by which it or any of its property is bound, and (iv) will not result in the imposition of any lien or charge on any of Tenant's property, except by the provisions of this Lease; and (v) the Lease is a valid and binding obligation of Tenant in accordance with its terms. Tenant, if a business entity, agrees that breach of the foregoing warranty and representation shall at Landlord's election be a default under this Lease for which there shall be no cure. This warranty and representation shall survive the termination of the Term.

     8.17 RELOCATION
          ----------

     Not Applicable.

     8.18 LETTER OF CREDIT SECURITY DEPOSIT
          ---------------------------------

     Within ten (10) business days after the date of this Lease but in any event prior to occupancy of any portion of the Premises, Tenant shall pay to Landlord as a security deposit for the performance of the obligations of Tenant hereunder
(i) the amount of $4,500,000.00 (the "Initial Letter of Credit Security Deposit") in the form of a letter of credit in accordance with the provisions of this Section 8.18 and (ii) the amount of $4,000,000.00 (the "Additional Letter of Credit Security Deposit") in the form of a letter of credit in accordance with the provisions of this Section 8.18.

       (a) Tenant shall deliver to Landlord the Initial Letter of Credit Security Deposit and the Additional Letter of Credit Security Deposit containing all of the following terms and satisfying all of the following conditions (which terms and conditions are hereinafter referred to as the "Letter of Credit Terms and Conditions"): (i) the letters of credit shall be irrevocable, (ii) the letters of credit shall only require the presentation to the issuer of a duly authorized certificate of the holder of the letter of credit stating that a default has occurred under this Lease, that all applicable notice and cure periods have expired without cure, and stating the amount of the default and requested draw, (iii) the letters of credit shall be payable to Landlord or its successors in interest as the Landlord under this Lease and shall be freely transferable without cost, to any such successor or any lender holding a collateral assignment of Landlord's interest in the Lease, (iv) the letters of credit shall be in the amounts required under this Section

8.18, (v) the letters of credit shall be for a term of not less than 12 months,
(vi) the letters of credit shall be in form and substance reasonably acceptable to Landlord, and (vii) the letters of credit shall be drawn on a commercial bank or savings and loan association which is reasonably acceptable to Landlord and is doing business in a major northeastern United States city (said Initial Letter of Credit Security Deposit and Additional Letter of Credit Security Deposit and every renewal thereof and every new letter of credit in replacement or substitution thereof, are hereinafter referred to as the "Letter of Credit Security Deposits").

     Not less than thirty (30) days before the expiration of the initial Letter of Credit Security Deposits and every renewal thereof, Tenant shall deliver to Landlord a renewal of the Letter of Credit Security Deposits or new Letter of Credit Security Deposits, in either case, except as otherwise expressly provided herein, containing and satisfying the Letter of Credit Security Deposits Terms and Conditions. Notwithstanding the foregoing, the Letter of Credit Security Deposits to be delivered by Tenant for the final period of 12 or fewer months before the expiration of the Term of this Lease shall be for a term ending not sooner than 30 days after the expiration of the Term of this Lease.

     Landlord shall be entitled to draw upon the Letter of Credit Security Deposits (i) for the full amount of the then applicable Letter of Credit Security Deposits, if, not less than 30 days before the expiration of the term of the then current Letter of Credit Security Deposits, Tenant has not delivered to Landlord all such new Letter of Credit Security Deposits, or renewals thereof, as required under this Section 8.18 and/or (ii) for the full amount of any amount then due under the Lease, including without limitation damages provided for under Section 7.3 of the Lease. If all or any part of the Letter of Credit Security Deposits is applied to an obligation of Tenant hereunder, Tenant shall within ten (10) days of written demand by Landlord restore the Letter of Credit Security Deposits to its original amount (except for pro-rata reductions as hereinafter set forth).

     In the event that Tenant is the subject of a voluntary or involuntary petition (not dismissed within sixty (60) days) in bankruptcy under Title 11 of the United States Code or any other bankruptcy, insolvency, reorganization, moratorium, or similar state or federal laws affecting the rights of creditors (the "Insolvency Laws"), the Landlord shall have the right, subject to the Insolvency Laws, before and after the filing of any bankruptcy petition or any other petition for relief from creditors, to draw down the full amount of the Letter of Credit Security Deposits, and the entire amount of the Letter of Credit Security Deposits shall be applied first against the Landlord's pre-petition claim (including, without limitation, damages for the rejection of the Lease), and second, any balance of the Letter of Credit Security Deposits remaining after payment in full of said pre-petition claim shall be held as security for payment and performance of the Tenant's post-petition covenants and obligations to Landlord. Without derogating from Landlord's right to so draw down and immediately take the full amount of the Letter of Credit Security Deposits, only if (i) any involuntary petition filed against Tenant under any of the Insolvency Laws is dismissed within 60 days after such involuntary petition is first filed, and (ii) upon the dismissal of such involuntary petition there exists no breach of any covenant or obligation of Tenant hereunder through the time when Tenant restores the Letter of Credit Security Deposits pursuant to the following clause (iii), and (iii) Tenant restores the then-required full amount of the security deposits (either in cash or a new Letter of Credit Security Deposit) required hereunder (which security deposits shall comply in all respects with the requirements of this Section 8.18 therefor), then, simultaneously with such restoration of the security deposit required hereunder, Landlord shall return to Tenant all or any portion of the amount drawn down from the Letter of Credit Security Deposits as a result of the filing of such involuntary petition against Tenant, which Landlord has not used to cure any other default of this Lease.

       (b) Tenant shall not have the right to call upon Landlord to apply all or any part of the security deposits to cure any default (beyond applicable notice and cure) or to fulfill any obligation of Tenant, but such use shall be solely in the discretion of Landlord.

       (c) Upon any conveyance by Landlord of its interest under this Lease, the security deposits then held by Landlord shall be delivered by Landlord to Landlord's grantee or transferee. Upon any such delivery and the written acknowledgment by such grantee or transferee of its receipt and that it shall continue to hold such security deposits as required by the terms and provisions of this Lease, Tenant hereby releases Landlord herein named (and each subsequent transferor) of any and all liability with respect to the security deposits, its application and return, and Tenant agrees to look solely to such grantee or transferee.

       (d) In the event Tenant acquires additional space during the Lease Term (in addition to the Premises defined in Section 1.1 hereof), the security deposits shall be increased to reflect an amount equal to the cost of the Tenant Improvement Allowance for such additional space or in the event the additional space is taken as-is, the security deposits for such additional space shall be in an amount equal to one-month's payment of Annual Fixed Rent.

       (e) So long as Tenant is then in compliance with the Financial Requirements (as hereinafter defined), and further provided that Tenant is not then in default of any of its obligations under this Lease, and no event has occurred or condition exists which with notice and the passage of time would constitute such a default, Tenant shall be permitted to reduce the amount of the Initial Letter of Credit Security Deposit on each anniversary of the Term Commencement Date by a percentage equal to one divided by the number of years then remaining in the Term (initially ten (10) years, as it may be extended) but determined without regard to any then-unexercised extension option. For example, if Tenant has satisfied the Financial Requirement as of the second anniversary of the Term Commencement Date, the Initial Letter of Credit Security Deposit may be reduced as of that date by 12.5% of the then current amount (one divided by 8 years) and if Tenant continues to satisfy the Financial Requirement by an additional 14.28% of the then current amount on the third anniversary of the Term Commencement Date (one divided by 7 years), and so on. If Tenant is in compliance with the Financial Requirements for four (4) consecutive Lease Years, then, so long as Tenant continues to satisfy the Financial Requirement, Tenant shall be permitted to reduce the amount of the Initial Letter of Credit Security Deposit on each anniversary of the end of such fourth (4th) consecutive Lease Year by a percentage equal to two divided by the number of years left in the Term (initially ten (10) years, as it may be extended) but determined without regard to any then-unexercised extension option. The Financial Requirements shall mean that the Tenant's audited financials for its most recent fiscal year show the Tenant to have generated a pre-tax profit of at least $750,000, after adjusting for any one-time or other non-recurring income items and income events.

       (f) Provided (i) Tenant is not in default (beyond applicable notice and cure, other than in the case of a monetary default) under the Lease and (ii) that the stock price on the last day of the then most recently ended calendar quarter (beginning on September 30, 2000) remains at the same or higher price as the offering price set forth in Tenant's Initial Public Offering ($27.00 per share adjusted for stock splits and stock dividends operating as stock splits), then Tenant shall be permitted to reduce the amount of the Additional Letter of Credit Security Deposit by twenty five percent (25%) of the initial amount thereof at the end of each the 3/rd/, 6/th/, 9/th/, 12/th/ months (and successive quarters thereafter as necessary until the Letter of Credit amount has been reduced to zero) after the Area B Commencement Date. Landlord shall cooperate with Tenant to the extent necessary to deliver amendments to such Letter of Credit or replacements thereof.

       (g) Tenant shall have the right to convert either of Tenant's Letter of Credit Security Deposits into a cash security deposit. Said cash security deposits may be mingled with other funds of Landlord and no fiduciary relationship shall be created with respect to such deposits. Landlord will pay Tenant interest, in arrears, on the cash security deposit at the interest rate published in the Wall Street Journal on the last day of the preceding calendar
                 -------------------
quarter for 90 day Treasury instruments. If Tenant shall default (including applicable notice and cure periods), Landlord may, but shall not be obliged to, apply the cash security deposits to the extent necessary to cure the default, and Tenant shall be obliged to reinstate such cash security deposits to the then currently-required amount (as reduced according to the applicable schedule in (e) or (f) above) thereof upon written demand. Within 30 days after the expiration or sooner termination of the Term, the cash security deposits, to the extent not applied, shall be returned to the Tenant, without interest

       8.20  MISCELLANEOUS PROVISIONS
             ------------------------

       This Lease may be executed in counterparts and shall constitute the agreement of Landlord and Tenant whether or not their signatures appear in a single copy hereof. This Lease shall be construed as a sealed instrument and shall be governed exclusively by the provisions hereof and by the laws of The Commonwealth of Massachusetts as the same may from time to time exist. The titles are for convenience only and shall not be considered a part of the Lease. Where the phrases "persons acting under Tenant" or "persons claiming under Tenant" or similar phrases are used, the persons included shall be all employees, agents, independent contractors and invitees of Tenant or of any Transferee of Tenant. The enumeration of specific examples of or inclusions in a general provision shall not be construed as a limitation of the general provision. If Tenant is granted any extension option, expansion option or other right or option, the exercise of such right or option (and notice thereof) must be unconditional to be effective, time always being of the essence to the exercise of such right or option; and if Tenant purports to condition the exercise of any option or to vary its terms in any manner, then the option granted shall be void and the purported exercise shall be ineffective. Unless otherwise stated herein, any consent or approval required hereunder may be given or withheld in the sole absolute discretion of the party whose consent or approval is required. Nothing herein shall be construed as creating the relationship between Landlord and Tenant of principal and agent, or of partners or joint venturers or any relationship other than landlord and tenant. This Lease and all consents, notices, approvals and all other documents relating hereto may be reproduced by any party by photographic, microfilm, microfiche or other reproduction process and the originals thereof may be destroyed; and each party agrees that any reproductions shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not reproduction was made in the regular course of business) and that any further reproduction of such reproduction shall likewise be admissible in evidence. This Lease may be amended only by a writing signed by all of the parties hereto.

       8.21  SEC REQUIREMENTS
             ----------------

       If Federal Law requires Tenant to provide the Securities and Exchange Commission ("SEC") with an electronic version of the final lease, Landlord shall cooperate with Tenant upon written request, provided, however, Tenant shall cooperate with Landlord and the SEC in redacting the Lease so that business terms of the Lease, including, without limitation, Annual Fixed Rent, shall be kept strictly confidential. Tenant shall not disclose the redacted electronic version of the Lease until Landlord reviews and approves the electronic version to be submitted to the SEC, which approval Landlord shall not unreasonably withhold. Landlord agrees that it shall have no right to require any particular redaction if the SEC refuses to accept the same. Landlord and Tenant cooperate in good faith to effect the provisions of this Section 8.21.


                                   ARTICLE IX

               LANDLORD'S LIABILITY AND ASSIGNMENT FOR FINANCING

       9.1   LANDLORD'S LIABILITY
             --------------------

       Tenant agrees from time to time to look only to Landlord's interest in the Land and Building for satisfaction of any claim against Landlord hereunder or under any other instrument related to the Lease (including any separate agreements among the parties and any notices or certificates delivered by Landlord in connection with this Lease) and not to any other property or assets of Landlord. If Landlord from time to time transfers its interest in the Land and Building (or part thereof which includes the Premises), then from and after each such transfer Tenant shall look solely to the interests in the Land and Building of each of Landlord's transferees for the performance of all of the obligations of Landlord hereunder (or under any related instrument). The obligations of Landlord shall not be binding on any partners (or trustees or beneficiaries) of Landlord or of any successor, individually, but only upon Landlord's or such successor's interest described above.

       In no event shall Landlord ever be liable for any indirect or consequential damages.

       9.2  ASSIGNMENT OF RENTS
            -------------------

       If, at any time and from time to time, Landlord assigns this Lease or the rents payable hereunder to the holder of any mortgage on the Building, or to any other party for the purpose of securing financing (the holder of any such mortgage and any other such financing party are referred to herein as the "Financing Party"), whether such assignment is conditional in nature or otherwise, the following provisions shall apply:

       (i) Such assignment to the Financing Party shall not be deemed an assumption by the Financing Party of any obligations of Landlord hereunder unless such Financing Party shall, by written notice to Tenant, specifically otherwise elect;

       (ii) Except as provided in (i) above and (iii) below, the Financing Party shall be treated as having assumed Landlord's obligations hereunder (subject to Section 9.1) only upon foreclosure of its mortgage (or voluntary conveyance by deed in lieu thereof) and the taking of possession of the Premises from and after foreclosure and, with respect to obligations regarding return of the security deposit, only upon receipt of the instrument or funds constituting such security deposit;

       (iii) Subject to Section 9.1, the Financing Party shall be responsible for only such breaches under the Lease by Landlord which occur during the period of ownership by the Financing Party after such foreclosure (or voluntary conveyance by deed in lieu thereof) and taking of possession, as aforesaid;

       (iv) In the event Tenant alleges that Landlord is in default under any of Landlord's obligations under this Lease, Tenant agrees to give the holder of any mortgage, by registered mail, a copy of any notice of default which is served upon the Landlord, provided that prior to such notice, Tenant has been notified, in writing, (whether by way of notice of an assignment of lease, request to execute an estoppel letter, or otherwise) of the address of any such holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided by law or such additional time as may be provided in such notice to Landlord, such holder shall have sixty (60) days after the last date on which Landlord could have cured such default within which such holder will be permitted to cure such default. If such default cannot be cured within such sixty-day period, then such holder shall have such additional time as may be necessary to cure such default, if within such sixty day period such holder has commenced and is diligently pursuing the remedies necessary to effect such cure (including, but not limited to, commencement of foreclosure proceedings, if necessary, to effect such cure), in which event Tenant shall have no right with respect to such default while such remedies are being diligently pursued by such holder.

       In all events, any liability of a Financing Party shall be limited to the interest of such Financing Party in the Land and Building and sale and insurance proceeds therefrom, and in no event shall a Financing Party ever be liable for any indirect or consequential damages.

       Tenant hereby agrees to enter into such agreements or instruments as may, from time to time, be requested in confirmation of the foregoing.

       Without limiting the generality of the foregoing, Tenant acknowledges that Landlord's interest in this Lease has been assigned to Principal Mutual Life Insurance Company ("Principal") pursuant to an Assignment of Leases and Rents dated November 25, 1996 ("Lease Assignment") and recorded with the Middlesex South Registry of Deeds as Instrument Number 737 on November 25, 1996. Until the Lease Assignment is discharged of record, Tenant shall, upon notice by Principal, make payments under this Lease as directed by Principal. Unless and until such notice is given by Principal, all payments shall be made as set forth in Section 2.5.


                                   ARTICLE X

                       SUBORDINATION AND NON-DISTURBANCE

       This Lease shall be subject and subordinate to any first mortgage and to any junior mortgage that has been approved by the first mortgagee that may now or hereafter be placed upon the Building and/or the Land and to any and all advances to be made under such mortgages and to the interest thereon, and all renewals, extensions and consolidations thereof; provided, however, that such subordination to any future mortgages shall be conditioned upon the receipt by Tenant of a subordination, nondisturbance and attornment agreement in the mortgagees' standard form for comparably sized tenants, which form shall provide that Tenant's rights of possession shall not be disturbed so long as Tenant shall not be in default of any of the terms or provisions of this Lease and Tenant shall attorn to any mortgagee or purchaser at a foreclosure or pursuant to a deed in lieu thereof. Tenant agrees to execute and deliver such agreement within ten (10) business days after request by Landlord. Any mortgagee may elect to give this Lease priority to its mortgage, except that the Lease shall not have priority to (i) the prior right, claim and lien of such mortgagees in, to and upon any insurance proceeds and the disposition thereof under the mortgage;
(ii) the prior right, claim and lien of such mortgagees in, to and upon any award or compensation heretofore or hereafter to be made for any taking by eminent domain of any part of the Premises, and to the right of disposition thereof under the mortgage; and (iii) any lien, right, power or interest, if any, which may have arisen or intervened in the period between the recording of the mortgages and the execution of this Lease, or any lien or judgment which may arise any time under the terms of this Lease. In the event of such election and upon notification by such mortgagee, this Lease shall be deemed prior in lien to the said mortgage. This Section shall be self-operative, but in confirmation thereof, Tenant shall execute and deliver the Subordination, Nondisturbance and Attornment Agreement attached as Exhibit E or whatever other instruments may be required by the first mortgagee or junior mortgagee to acknowledge such subordination or priority in a recordable form, and if Tenant fails to do so within ten (10) days after written demand by Landlord, which demand includes a warning stating that failure to respond within ten (10) days shall result in Landlord executing the Subordination, Nondisturbance and Attornment Agreement as Tenant's attorney-in-fact, Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact, in its name, place and stead to do so. Within a reasonable time after the Term Commencement Date,

Landlord shall obtain its mortgage lender's signature on the Subordination, Non-Disturbance and Attornment Agreement attached hereto as Exhibit E following execution by Tenant at the sole cost and expense of Tenant including payment of the mortgagee's standard processing fee, which fee is currently $500.00.


                                   ARTICLE XI

                                    PARKING

       11.1  GENERAL
             -------

       Landlord agrees to provide an automobile parking area (as shown on Exhibit J attached hereto) during the term of this Lease for the exclusive benefit and use of the customers and employees of Tenant, including twenty (20) parking spaces for the exclusive use of Tenant's visitors, provided, however, Factory Mutual Insurance Company shall have the right to use ten (10) spaces in the parking area beneath the Building until such time as Factory Mutual Insurance Company vacates the Building. The automobile parking area shall contain at least 3.8 spaces per 1,000 rentable square feet of the office park. Wherever the words "automobile parking area" are used in this Lease, it is intended that the same shall include, whether in a surface parking area or a parking structure, the automobile parking stalls, driveways, entrances, exits, sidewalks, landscaped areas, pedestrian passageways in conjunction therewith and other areas designated for parking. Landlord shall keep the automobile parking area neat, clean and in good repair, properly lighted and landscaped. Nothing contained herein shall be deemed to create liability upon Landlord for any damage to motor vehicles of customers or employees or from loss of property from within such motor vehicles, unless caused by the negligence of Landlord, its agents, servants and employees. Landlord shall have the right to establish and enforce against all users of the automobile parking area, such reasonable rules and regulations as may be deemed necessary and advisable for the proper and efficient operation and maintenance of the automobile parking area. Access to the parking areas shall be available 24 hours per day, 7 days per week. Landlord agrees to use reasonable efforts not to oversubscribe parking in a manner which would materially interfere with Tenant's available parking under this Lease.

       Landlord shall at all times during the term hereof have the sole and exclusive control of the automobile parking area, and may at any time during the term hereof exclude and restrain any person from use thereof; excepting, however, Tenant and its employees, bona fide customers, patrons and service suppliers of Tenant. It shall be the duty of Tenant to keep all of said area free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operations and to permit the use of any of said area only for normal parking and ingress and egress by said customers, patrons and service suppliers to and from the Building.

       Landlord shall at all times have the right and privilege of determining the nature and extent of the automobile parking area, whether the same shall be surface, underground or other structure, and of making such changes therein from time to time which in its opinion are deemed to be desirable and for the best interests of all persons using the automobile parking area.

     11.2  EMPLOYEE PARKING
           ----------------

     Until such time as Tenant is in occupancy of the entire Premises, it is understood and agreed that the employees of Tenant shall not be permitted to park their automobiles in the portions of the automobile parking area which may from time to time be designated for patrons of the Building and that Landlord shall at all times have the right to establish rules and regulations for employee parking.

     11.3  PATRON PARKING
           --------------

     Landlord agrees to provide within the automobile parking area parking spaces for the patrons of Tenant in sufficient number as from time to time Landlord shall deem appropriate.

     11.4  OTHER PARKING USERS
           -------------------

     Landlord may authorize persons other than those described above, including occupants of other buildings, to utilize said automobile parking area.


                                  ARTICLE XII

                                   GENERATOR

           (a) Landlord agrees to allow Tenant to use a portion of the Land for an emergency electrical generator (the "Generator") and enjoy 24-hour access thereto at a location to be reasonably designated by Landlord (the "Generator Area"), and Tenant's obligations with respect thereto shall be all in accordance with the terms, provisions, conditions and agreements contained in this Lease.

           (b) Tenant shall install the Generator in the Generator Area at its sole cost and expense, in accordance with all of the applicable provisions of this Lease (including, without limitation, Section 5.9). Landlord shall not be obligated to perform any work or incur any expense to prepare the Generator Area for Tenant's use thereof.

           (c) Tenant shall not install or operate the Generator until it receives prior written approval from Landlord, which approval Landlord agrees shall not be unreasonably withheld, conditioned, or delayed provided, and on the condition that Tenant complies with all of the requirements of this Lease (including, without limitation, Section 5.9). Prior to commencing such installation, Tenant shall provide Landlord with (i) copies of all required permits, licenses and authorizations which Tenant will obtain at its own expense and which Tenant will maintain at all times during the operation of the Generator; and (ii) a certificate of insurance evidencing insurance coverage as required by this Lease. Landlord may withhold approval if the installation or operation of the Generator reasonably would be expected to damage the structural integrity of the Building. Tenant agrees to reimburse Landlord for reasonable and actual expenses incurred in connection with the review and approval of Tenant's plans showing the proposed installation of the Generator.

          (d) Tenant covenants that (i) Tenant shall repair any damage caused by the installation or operation of the Generator, (ii) the installation and operation of the Generator at or near the Building shall not cause interference with any telecommunications, mechanical or other systems either located or servicing the Building (whether belonging to or utilized by Landlord or any other tenant or occupant of the Building) or located at or servicing any building, premises or location in the vicinity of the Building and (iii) the installation, existence, maintenance and operation of the Generator shall not constitute a violation of any applicable laws, ordinances, rules, order, regulations, etc., of any Federal, State, or municipal authorities having jurisdiction thereover, or constitute a nuisance or interfere with the use and enjoyment of the premises of any other tenant in the Building.

          (e) Tenant covenants and agrees that the installation, operation and removal of the Generator will be at its sole risk, except for Landlord's negligence or willful misconduct, or that of its agents, contractors or employees. Tenant agrees to indemnify and defend Landlord and all other Indemnitees (as defined in Section 5.5) against all claims, actions, actual and punitive damages, liabilities and expenses including reasonable attorney's fees incurred in connection with the loss of life, personal injury, damage to property or business or any other loss or injury or as a result of any litigation arising out of the installation, use, operation, or removal of the Generator by Tenant or its transferee, including any liability arising out of Tenant's violation of its obligations under paragraph (d) of this Section (except if such liability is caused by the negligence or willful misconduct of Landlord or its employees, agents, or contractors).

          (f) Within fifteen (15) days following the expiration or earlier termination of the Lease or the permanent termination of the operation of the Generator by Tenant, Tenant shall, at its sole cost and expense, (i) remove the Generator in accordance with the terms hereof, and (ii) leave the area in which the Generator was located in good order, the area cleaned up, with all utilities capped. Landlord may, at Tenant's expense, require environmental testing by a consultant and with a scope of work reasonably acceptable to Landlord to determine if there has been a release of hazardous substances (as defined in Section 5.2) with respect to the use by Tenant of the Generator or the storage of any materials in connection therewith by Tenant. If the environmental report determines that an Environmental Condition (as hereinafter defined) exists in the vicinity of the Generator Area involving hazardous substances of the type used by Tenant, its agents, employees or contractors in connection with the Generator Area, and Tenant does not reasonably demonstrate that the Environmental Condition was caused by a party other than Tenant, its agents, employees or contractors, then Tenant shall further investigate and remediate the affected area and be responsible for complying with all Environmental Laws in connection with such Environmental Condition. Tenant shall have the right, and at Landlord's election, the obligation, to perform at Tenant's sole cost and expense, baseline environmental testing of the Generator Area, the scope of which shall be subject to Landlord's prior written review and approval, not to be unreasonably withheld. If Landlord determines that additional environmental testing is necessary to verify that the Environmental Condition has been fully remediated, then Tenant shall reimburse Landlord for the cost associated therewith. If Tenant does not remove the Generator when so required, upon notice and ten (10) business days to cure, the Generator shall become Landlord's property and, at Landlord's election, Landlord may remove and dispose of the Generator and charge Tenant for all costs and expenses incurred as Additional Rent. An "Environmental Condition" shall mean the presence of any hazardous substances on the Land or within the Premises or Building which require investigation, removal, or remediation under any of the Environmental Laws


                                 ARTICLE XIII

                                  ROOF SPACE

     13.1  TENANT'S TELECOMMUNICATIONS EQUIPMENT.
           -------------------------------------

           (a) Effective as of the Term Commencement Date, Landlord agrees to grant to Tenant a license to use a portion of the roof of the Building and enjoy 24-hour access thereto (the "Rooftop License") at a technologically sufficient location to be proposed by Tenant and approved by Landlord (which approval shall not be unreasonably withheld or delayed provided the installation of the satellite dish in the location proposed by Tenant does not materially and adversely affect (i) the structural integrity of the Building, (ii) any electrical, mechanical, or other system of the Building or (iii) any satellite dish or telecommunications equipment located on the roof or used by or for any other tenant of the Building) (the "Rooftop Installation Area"), with any guide wires to be located therein or within the immediate vicinity. The Rooftop Installation Area is to be used by Tenant solely for the installation, operation, maintenance, repair and replacement during the Term of this Lease of an antenna, satellite dish or other telecommunications devices and equipment, including conduit(s) connecting such equipment to the Premises, solely for the use and convenience of tenant and not for lease or license to third parties, to be located in a vertical chase mutually designated by Landlord and Tenant (collectively, the "Tenant's Telecommunications Equipment"). Tenant's installation and operation of the Tenant's Telecommunications Equipment and its obligations with respect thereto shall be all in accordance with the terms, provisions, conditions and agreements contained in this Lease.

           (b) Tenant shall install the Tenant's Telecommunications Equipment in the Rooftop Installation Area at its sole cost and expense, at such times and in such manner as Landlord may reasonably designate and in accordance with all of the applicable provisions of this Lease (including, without limitation, Section 3.3). Landlord shall not be obligated to perform any work or incur any expense to prepare the Rooftop Installation Area for Tenant's use thereof.

           (c) Tenant shall not install or operate the Tenant's
Telecommunications Equipment until it receives prior written approval from Landlord, which approval Landlord agrees shall not be unreasonably withheld, conditioned, or delayed provided, and on the condition that Tenant complies with all of the requirements of this Lease (including, without limitation,

Section 3.3 and this Section 13.1). Prior to commencing such installation, Tenant shall provide Landlord with (i) copies of all required permits, licenses and authorizations which Tenant will obtain at its own expense and which Tenant will maintain at all times during the operation of the Tenant's Telecommunications Equipment; and (ii) a certificate of insurance evidencing insurance coverage as required by this Lease and any other insurance reasonably required by Landlord for the installation and operation of the Tenant's Telecommunications Equipment. Landlord may withhold approval if the installation or operation of the Tenant's Telecommunications Equipment reasonably would be expected to damage the structural integrity of the Building or interfere with any satellite dish or telecommunications equipment located on the roof (at the time Tenant installs its Telecommunications Equipment) or used by or for any other tenant of the Building or if the Tenant's Telecommunications Equipment would detract from the appearance of the Building as a first class office building. If Tenant submits plans for the Tenant's Telecommunications Equipment separate from Tenant's Plans for Tenant Improvements, Tenant agrees to reimburse Landlord for reasonable expenses incurred in connection with the review and approval of Tenant's plans showing the proposed installation of the Tenant's Telecommunications Equipment.

          (d) Tenant covenants that (i) Tenant shall repair any damage to the roof of the Building caused by the installation or operation of the Tenant's Telecommunications Equipment, (ii) the installation and operation of the Tenant's Telecommunications Equipment on the roof shall not cause interference with any telecommunications, mechanical or other systems either located or servicing the Building (whether belonging to or utilized by Landlord or any other tenant or occupant of the Building) or located at or servicing any building, premises or location in the vicinity of the Building, except to the extent permissible under applicable F.C.C. regulations and (iii) the installation, existence, maintenance and operation of the Tenant's Telecommunications Equipment shall not constitute a violation of any applicable laws, ordinances, rules, order, regulations, etc., of any Federal, State, or municipal authorities having jurisdiction thereover, or constitute a nuisance or interfere with the use and enjoyment of the premises of any other tenant in the Building. The interference referenced in the previous sentence relates to telecommunications equipment already installed in the Building and/or rooftop. Landlord shall not permit another antenna to be installed on the roof after installation of Tenant's Telecommunications Equipment which other antenna will interfere with Tenant's "line of sight" transmissions at the time of installation.

          (e) The term of the Rooftop License shall be deemed to commence on the Term Commencement Date and expire on the expiration or earlier termination of the Term of this Lease.

          (f) Tenant covenants and agrees that the installation, operation and removal of the Tenant's Telecommunications Equipment will be at its sole risk. Tenant agrees to indemnify and defend Landlord and all other Indemnitees (as defined in Section 5.5) against all claims, actions, actual and punitive damages, liabilities and expenses including reasonable attorney's fees incurred in connection with the loss of life, personal injury, damage to property or business or any other loss or injury or as a result of any litigation arising out of the installation, use, operation, or removal of the Tenant's Telecommunications Equipment by Tenant or its transferee in violation of Tenant's obligations under this Section (except if such liability is caused by the negligence or willful misconduct of Landlord or its employees, agents, or contractors). Landlord assumes no responsibility for interference in the operation of the Tenant's Telecommunications Equipment caused by other telecommunications equipment installed elsewhere in the Building or Hobbs Brook Office Park before Tenant's Telecommunications Equipment , or for interference in the operation of other tenants' telecommunications equipment caused by the Tenant's Telecommunications Equipment.

           (g) Within fifteen (15) days following the expiration or earlier termination of the Lease or the permanent termination of the operation of the Tenant's Telecommunications Equipment by Tenant, Tenant shall, at its sole cost and expense, (i) remove the Satellite Dish from the Rooftop Installation Area and the Building in accordance with the terms hereof, (ii) leave the Rooftop Installation Area in good order and repair, reasonable wear and tear excepted and (iii) pay all amounts due and owing with respect to the Rooftop License up to the date of the termination thereof. If Tenant does not remove the Tenant's Telecommunications Equipment when so required, the Tenant's Telecommunications Equipment shall become Landlord's property and, at Landlord's election, Landlord may remove and dispose of the Tenant's Telecommunications Equipment and charge Tenant for all costs and expenses incurred as Additional Rent. Notwithstanding that Tenant's use of the Rooftop Installation Area shall be subject at all times to and shall be in accordance with the terms, covenants, conditions and agreements contained in this Lease, the Rooftop Installation Area shall not be deemed part of the Premises. All Tenant obligations under this Section 13.1 shall survive the expiration or earlier termination of this Lease.

     13.2  ROOF DECK.  Subject to (i) Landlord's prior review and approval of
           ----------
plans prepared by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed and (ii) compliance with all applicable laws, rules and regulations of any government agencies having jurisdiction, Tenant shall have the right to construct a roof deck off the cafeteria and to install supplemental heating, ventilating, and air conditioning in said area.


                                  ARTICLE XIV

                         FIBER ACCESS AND RISER RIGHTS

     Tenant shall have the right to install, operate, maintain and repair, at its sole cost and expense, fiber optic cable, conduit and related equipment at locations approved by Landlord (such approval not to be unreasonably withheld) from the perimeter of the Land, underground, accessing manholes in the street and connecting to lines in the street, to and through the exterior wall of the Building, and in the risers of the Building, provided Tenant obtains any necessary third-party approvals and agreements ( (including from utilities and governmental agencies). Tenant shall be solely responsible for the preparation and submission to Landlord of the final construction drawings, plans and specifications (called "Plans") necessary to install the aforementioned fiber optic cable, conduit and related equipment and sufficient to submit to the appropriate governmental authority for purposes of obtaining any applicable permits or approvals, which Plans shall be subject to reasonable approval by Landlord and shall comply with its requirements to avoid aesthetic or other conflict with the design and function of the Building. If within ten (10) business days after Tenant's request for Landlord's approval, Landlord does not notify Tenant that Landlord's approval of said Plans is denied, then Landlord's approval thereof shall be deemed given. In connection therewith, Tenant shall have the right to install and operate a conduit from the street into the Building and through the risers from the ground floor of the Building to and throughout the Premises and from the Premises to and through the roof. In connection therewith, Tenant shall have the right in locations approved by Landlord to perform trenching on the Land outside of the Building in order to bury the conduit and cables, and to penetrate the exterior wall of the Building for running such conduit and cable into the Building and penetrate the roof in order to connect to the Satellite Dish on the roof, provided said installation is completed expeditiously in accordance with standards for a first class office building and does not affect the structural or mechanical integrity of the Building, violate the roof warranty, or violate any codes, regulations or ordinances. Upon completion of the installation of Tenant's conduit, cable and related equipment, Tenant shall backfill the trench where the underground lines are located, restore any disturbed pavement or landscaping, patch and cap the areas where its lines have penetrated the exterior wall and the roof of the Building, and repair any damage caused by its installation. Upon the Term Expiration Date or earlier termination of the Lease, Tenant shall, if requested by Landlord, remove the cable, conduit and/or related equipment (except for cable and conduit buried in the common areas or embedded in the walls which may remain, provided no wires remain in the conduit and Tenant patches and caps the areas where its cable, conduit and related equipment have penetrated the walls of the Building) and repair any damage to the Premises, roof, Building or Land caused by the removal of Tenant's conduit, cable and related equipment. Tenant shall indemnify, defend and hold Landlord harmless from any claims or losses arising out of the installation, operation or maintenance of Tenant's conduit, cable and equipment, unless such claims or losses arise due to the negligence or willful misconduct of Landlord, its agents, contractors or employees. In connection with its installation, operation, maintenance and repair of such conduit, cable and equipment, Tenant shall comply with all applicable laws. Landlord shall not be obligated to perform any work or incur any expense in connection with the installation, maintenance or repair of the cable, conduit or related equipment, but at Landlord's election, Landlord shall have the right to perform any or all of such work at Tenant's expense.

     Executed to take effect as a sealed instrument.

                                   275 Wyman Street Trust,
                                   Landlord


                                   By: /s/ illegible
                                      -------------------
                                      Managing Trustee

                              StorageNetworks, Inc.,
                              Tenant

                              By: /s/ Dean J. Breda
                                  -------------------
                                  Name:  Dean J. Breda

                                   EXHIBIT A
                                   ---------

                            Plan of Office Premises
                            -----------------------

                                  EXHIBIT A-1
                                  -----------

                             Plan of Storage Space
                             ---------------------

                                  EXHIBIT A-2
                                  -----------
                            Description of the Land
                            -----------------------

                 [Description from title policy to be inserted]
                 ----------------------------------------------

                                   EXHIBIT B
                                   ---------

                            [Intentionally Omitted.]

                                   EXHIBIT C
                                   ---------

                            Cleaning Specifications
                            -----------------------

DAILY:
-----

     1. Sweep, dry mop, or vacuum all floor areas of resilient wood or carpet, remove any gum and tar matter which has adhered to the floor.

     2.  Clean all stairwells and stairs as required by type.

     3. Damp mop all non-resilient floors such as: concrete, terrazzo and ceramic tile.

     4.  Vacuum and spot clean all carpet areas.

     5. Empty and damp wipe all ashtrays and waste baskets and remove all trash. Replace plastic liners as needed.

     6. All glass entrance doors and interior glass doors and hardware are to be cleaned on both sides.

     7. Dust all horizontal surfaces with treated dust cloth or feather duster, including furniture, files, equipment, blinds, oak trim, convector covers and louvers that can be reached without a ladder.

     8.  Brush all fabric covered chairs with a lint brush as needed.

     9.  Damp wipe all telephones, including dials and crevices as needed.

     10. Spot wash to remove smudges, marks and fingerprints from such areas as walls, equipment, doors, partitions and light switches within reach.

     11. Wash water fountains, chalkboards, cafeteria tables and chairs.

     12. Clean and vacuum freight and passenger elevator cabs and landing doors including elevator door tracts.

RESTROOMS:
---------

     13. Refill all soap, toilet, sanitary napkin and towel dispensers.

          Replace plastic liners and waxed bags in sanitary disposal units.

     14.  Damp mop floors and wash baseboards using detergent disinfectant.

     15. Clean mirrors, soap dispensers, shelves, wash basins, exposed plumbing, dispenser and disposal container exteriors using detergent disinfectant and water. Damp wipe all ledges, toilet stalls and doors. Spot clean light switches, doors and walls.

     16. Clean toilets and urinals with detergent disinfectant, beginning with seats and working down. Pour one ounce of bowl cleaner into urinal after cleaning and do not flush.

WEEKLY:
------

     1.   Spot clean carpet stains.

     2. Wash glass in display windows, building directory, entrance doors and frames and show windows, both sides.

     3. Spot wash interior partition glass and door glass to remove smudge marks.

MONTHLY:
-------

     1. Scrub and recondition resilient floor areas using buffable non-slip type floor finish (product to be approved by building management).

     2. Dust all ceiling and wall air supply and exhaust diffusers or grills.

     3.   Wash all interior glass, both sides.

QUARTERLY:
---------

     1. High dust all horizontal and vertical surfaces not reached in nightly cleaning such as: pipes, light fixtures, door frames, picture frames and other wall hangings.

     2.   Vacuum/dust all open book shelves.

     3.   Wash and polish vertical terrazzo or marble surfaces.

     4. Damp wash diffusers, vents, grills and other such items, including surrounding wall or ceiling areas that are soiled.

SEMI-ANNUALLY:
--------------

     1.   Vacuum drapes, blinds, cornices and wall hangings.

     2. Dust all storage areas, including shelves and contents such as: supply and stock closets and damp mop floor areas.

     3. Strip and refinish all resilient floor areas using buffable non-slip floor finish (product will be approved by building management).

ANNUALLY:
--------

     1.   Wash light fixtures, including reflectors, globes, diffusers and trim.

     2. Wash walls in corridors, lounges, classrooms, demonstration areas, cafeterias and washrooms.

     3. Clean all vertical surfaces not attended to in nightly, weekly, quarterly or semi-annual cleaning.

                                   EXHIBIT D
                                   ---------

                               LESSEE'S ESTOPPEL
                                    D-751267

To: Principal Life Insurance Company, an Iowa corporation, its successors and assigns ("Lender")
     c/o Principal Capital Management, LLC
     801 Grand Avenue
     Des Moines, Iowa 50392-1450
     Attn:  Commercial Real Estate

Re: Lease (the "Lease") dated ___ ____________, 20__ between 275 Wyman Street Trust as landlord ("Lessor") and StorageNetworks, Inc. as tenant ("Lessee") of certain real property in the County of Middlesex, State of Massachusetts, having a street address of 225 Wyman Street (the "Property").

Lessee hereby certifies the following representations with respect to the Lease are accurate and complete as of the date hereof with the understanding that Lender will rely upon the representations in connection with a loan to Lessor (the "Loan") and accepting an assignment of the Lessor's interest in the Lease as additional security for making the Loan:

     1.   The following are the pertinent terms of the Lease:

          a.  Current Monthly Base Rent _____________________________

          b.  Commencement Date _____________________________________

          c.  Termination Date _____________________________________

     2.   Lessee has accepted the Property and taken possession thereof without any existing condition or qualification, except: those certain punch
                                                         -------------------
list items as contained in Exhibit A (attached hereto).  Both Lessor and Lessee
------------------------------------------------------
have completed and complied with all required conditions precedent to such acceptance and possession.

     3. The monthly rent due is continuing and is not past due or delinquent in any respect. Lessee has not and shall not prepay any of the rents under the Lease more than one (1) month in advance. As of the date hereof, Lessee has no defense as to its obligations under the Lease and asserts no set-off, claim or counterclaim against Lessor.

     4. Neither Lessee nor, to the best knowledge of Lessee, Lessor is in default under the Lease. The Lease is in full force and effect and has not been supplemented or amended, nor has any portion of the Property leased by Lessee been sublet, except:

_________________________
__________________________________________________________.

     IN WITNESS WHEREOF, this certificate has been duly executed and delivered by the authorized officers of the undersigned as of ___ _________________, 20__.


                                                Lessee:

                                                STORAGENETWORKS, INC., a
                                                Delaware corporation

                                                By  __________________________
                                                    Name:
                                                    Title: President/Vice
                                                           President

                                                By  ___________________________
                                                    Name:
                                                    Title: Treasurer / Assistant
                                                           Treasurer

                                   Exhibit A

                               Punch List Items
                               ----------------

                                   EXHIBIT E
                                   ---------


Record and return to:

Principal Life Insurance Company
c/o Principal Capital Management, LLC
801 Grand Avenue
Des Moines, IA 50392-1450
ATTN:  CRE Loan Administration

                        SUBORDINATION, NON-DISTURBANCE
                           AND ATTORNMENT AGREEMENT
                                   D-751267

THIS AGREEMENT, made and entered into as of the ____ day of ______________, 2000, by and between PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation, f/k/a Principal Mutual Life Insurance Company, with its principal office at c/o Principal Capital Management, LLC, 801 Grand Avenue, Des Moines, Iowa 50392-1450 (hereinafter called "Mortgagee"), 275 Wyman Street Trust, with its principal office at P.O. Box 9198, Waltham, Massachusetts 02454-9198 (hereinafter called "Lessor") and StorageNetworks, Inc., a Delaware corporation, with its principal office at ____________________________ (hereinafter called "Lessee");

                                  WITNESSETH:

     WHEREAS, Lessee has by a written lease dated ___ ___________ , 2000, together with all future amendments and extensions approved by Mortgagee (hereinafter called the "Lease") leased from Lessor all or part of certain real estate and improvements thereon located in the City of Waltham, as more particularly described in Exhibit A attached hereto (the "Demised Premises");
                          -------------------------
and

     WHEREAS, Lessor has previously encumbered the Demised Premises as security for a loan from Mortgagee to Lessor in the form of a Mortgage and Security Agreement (hereinafter called the "Mortgage"); and

     WHEREAS, Lessee, Lessor and Mortgagee have agreed to the following with respect to their mutual rights and obligations pursuant to the Lease and the Mortgage;

     NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) paid by each party to the other and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

     (1) Lessee's interest in the Lease and all rights of Lessee thereunder, including any purchase option or right of first refusal, if any, shall be and are hereby declared subject and subordinate to the Mortgage upon the Demised Premises and its terms, and the term "Mortgage" as used herein shall also include any amendment, supplement, modification, renewal, refinance or replacement thereof.

     (2) After the receipt by Lessee of notice from Mortgagee of any foreclosure of the Mortgage or any conveyance of the Demised Premises in lieu of foreclosure, Lessee will thereafter attorn to and recognize Mortgagee or any purchaser from Mortgagee at any foreclosure sale or otherwise as its substitute lessor on the terms and conditions set forth in the Lease.

     (3) In the event of any foreclosure of the Mortgage or any conveyance in lieu of foreclosure, provided that the Lessee shall not then be in default beyond any grace period under the Lease and that the Lease shall then be in full force and effect, then Mortgagee shall neither terminate the Lease nor join Lessee in foreclosure proceedings, nor disturb Lessee's possession, and the Lease shall continue in full force and effect as a direct lease between Lessee and Mortgagee.

     (4) Except as specifically provided by provisions of the Lease, so long as the Loan is outstanding, Lessee agrees that it will not cause or permit any termination of the Lease before the end of the initial term or withhold or reduce the rent or any installment of rent during the initial term below the amounts of the monthly installment payable thereunder without the prior written consent of Mortgagee. Subject to the rights of Mortgagee contained herein, nothing in this paragraph shall constitute a waiver by the Lessee of its rights against the Lessor under the Lease or limit the rights of the Lessee to maintain any action at law or equity against the Lessor provided that such action does not reduce the term or the rental obligations herein referred to during the term.

     (5) Except as specifically provided in the Lease, without the prior written consent of the Mortgagee , Lessee agrees not to enter into any agreement subordinating, terminating, amending or modifying the Lease. Any attempted subordination, modification, amendment or termination in violation of the foregoing shall be void. In the event that the Lease shall be amended, modified or supplemented, the Lease as so amended, modified or supplemented shall continue to be subject to the provisions of this Agreement.

     (6) Lessee shall not prepay any of the rents under the Lease more than one month in advance except with the prior written consent of Mortgagee. If the Lease is for more than 7,500 square feet and Lessee is required to pay to Lessor any payment of rent not then due in excess of one calendar month in advance, including, but not limited to lease termination or purchase option exercise payments, refunds of any type, prepayments of rents, or litigation settlements (all of which shall be referred to herein collectively as "Extraordinary Rental Payments"), Lessor and Lessee will notify Mortgagee and Lessor consents to Lessee remitting and Lessee agrees to remit any Extraordinary Rental Payments to Mortgagee directly and immediately.

     (7) The Lessee agrees to pay to Mortgagee all rentals and any other sums due Lessor whatsoever under the Lease without offset, counterclaim, deduction, defense, abatement, deferment or diminution for any reason except as specifically provided in the Lease, on or before such date such payments are due to the Lessor under the Lease, and Lessee will not, for any reason whatsoever, seek to recover from Mortgagee any monies paid to the Mortgagee by virtue of the Lease.

     (8) In no event shall Mortgagee be liable for the return of any security deposit, any act or omission of the Lessor, nor shall Mortgagee be subject to any offsets or deficiencies which Lessee may be entitled to assert against the Lessor as a result of any act or omission of Lessor occurring prior to Mortgagee's obtaining possession of the premises.

     (9) So long as the Loan is outstanding, (a) upon the request of Mortgagee, Lessee will provide Mortgagee with evidence of payment of taxes and insurance (if Lessee is obligated to make such payments under the Lease) and certificates of insurance (if Lessee is required to carry insurance under the terms of the Lease), and (b) Lessee will give Mortgagee duplicate original copies of all notices, offers, demands or other communication, including, without limitation, notices of default, which Lessee has delivered to Lessor, and thereafter the same right to cure any defaults or take any action as the Lessor may be entitled under the Lease, without the obligation to cure such defaults or take such action, and such time in addition to that which Lessor is entitled as may be reasonably necessary to cure such defaults or take such action, provided Mortgagee has indicated its intention to cure or take action and pursues the same with all due diligence, but in no event more than 30 days beyond any period that Landlord has to cure the same under the Lease.

     (10) Mortgagee and Lessor hereby represent to Lessee, and Lessee therefore acknowledges, that pursuant to the Assignment of Leases between Mortgagee and Lessor, Mortgagee shall be entitled to collect and receive all rents to be paid under the Lease directly from Lessee upon notice from Mortgagee to Lessee. Based upon such representations, Lessee agrees upon such notice to pay all rent and installments of rents, and installments as they become due, directly to Mortgagee in the manner at such location as Mortgagee may hereinafter direct by written notice to Lessee. Until such notice is given by Mortgagee to Lessee, Lessee shall pay all rent and installment of rents to Lessor in accordance with the provisions of the Lease.

     (11) So long as the Loan is outstanding, Mortgagee or its designee may enter upon the Demised Premises at all reasonable times to visit or inspect the Demised Premises and discuss the affairs, finances and accounts of Lessee applicable to the Demised Premises or the Lease at such reasonable times as Mortgagee or its designee request.

     (12) There shall be no merger of the Lease or the leasehold estate created thereby with any other estate in the Demised Premises, including without limitation the fee estate, by reason of the same person or entity acquiring or holding, directly or indirectly, the Lease and said leasehold estate and any such other estate.

     (13) All information, notices or requests provided for or permitted to be given or made pursuant to this Agreement shall be deemed to be an adequate and sufficient notice if given in writing and service is made by either (i) registered or certified mail, postage prepaid, in which case notice shall be deemed to have been received three (3) business days following deposit to the mail; or (ii) nationally recognized overnight air courier, next day delivery, prepaid, in which case such notice shall be deemed to have been received one (1) business day following delivery to such courier. All notices shall be addressed to the addresses set forth below, or to such other addresses as may from time to time be specified in writing by Lessee, Lessor or Mortgagee to the other parties hereto:

If to Mortgagee:

Principal Life Insurance Company
c/o Principal Capital Management LLC
801 Grand Avenue
Des Moines, Iowa 50392-1450
Attention: CRE Loan Administration
Loan No. 751267

If to Lessor:

275 Wyman Street Trust
P.O. Box 9198
Waltham, Massachusetts 02454-9198
Attention: Real Estate Manager

If to Lessee:
_______________________
_______________________
_______________________
_______________________
_______________________

     (14) The Lease and this Agreement have been duly authorized, executed and delivered by the Lessee and constitute legal, valid and binding instruments enforceable against Lessee in accordance with their respective terms, except as such terms may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally.

     (15) This Agreement and its terms shall be governed by the laws of the state where the Demised Premises is located and are binding upon and inure to the benefit of Mortgagee, Lessor and Lessee and their respective successors and assigns, including, without limitation, any purchaser at any foreclosure sale, and the terms hereof shall survive the closing of the Loan and the delivery of this Agreement. This Agreement may not be modified orally or in any manner other than by an agreement, in writing, signed by the parties.

     (16) This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one agreement.

     IN WITNESS WHEREOF, this Agreement has been fully executed under seal on the day and year first above written.

                              PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation, f/k/a Principal Mutual Life Insurance Company, Lender

                              By: PRINCIPAL CAPITAL MANAGEMENT,
                                  LLC, a Delaware limited liability company
                                  its authorized signatory

                                  By  ____________________________
                                      Name:
                                      Title:

                                  By  ____________________________
                                      Name:
                                      Title:

                              275 WYMAN STREET TRUST, Lessor

                              By: ____________________________
                                  Name:
                                  Title: Managing Trustee

                              STORAGENETWORKS, INC., a Delaware
                              corporation, Lessee

                              By: ____________________________
                                  Name:
                                  Title: President/Vice-President

                              By: ____________________________
                                  Name:
                                  Title: Treasurer/Assistant Treasurer

STATE OF IOWA   )
                )
COUNTY OF POLK  )

     On this __ day of ______________, _____, before me, a Notary Public in and for said County, personally appeared ____________________ and __________________
to me personally known to be the identical persons whose names are subscribed to the instrument, who being each by me duly sworn did say that they are the _____________________________ and _____________________________, respectively, of PRINCIPAL CAPITAL MANAGEMENT, LLC, a Delaware limited liability company, and that the seal affixed to the said instrument is the seal of said company and that said instrument was signed and sealed on behalf of the said company by authority of its Member, and the aforesaid officers each acknowledged the execution of said instrument to be the voluntary act and deed of said company, by it and by each of them voluntarily executed, as authorized signatory for Principal Life Insurance Company.

                            __________________________________________
                            Notary Public in and for Polk County, Iowa



                         COMMONWEALTH OF MASSACHUSETTS

__________________, ss                                ____________________, 2000

       Then personally appears the above named _______________________ of 275 Wyman Street Trust and acknowledged the foregoing instrument to be their free act and deed as said Managing Trustee of 275 Wyman Street Trust, before me,

                                        _______________________________
                                        Notary Public
                                        My commission expires:



                         COMMONWEALTH OF MASSACHUSETTS

__________________, ss                                ____________________, 2000

  Then personally appears the above named ________________________ and _________________________ of StorageNetworks, Inc. and acknowledged the foregoing instrument to be their free act and deed as said
______________________ and ______________________ of StorageNetworks, Inc.,
before me,


                                        _______________________________
                                        Notary Public
                                        My commission expires:

                                   EXHIBIT F
                                   ---------

                        LANDLORD'S INITIAL CONSTRUCTION
                        -------------------------------


1. Comply with all Building shell and core and exterior ADA codes at the time of the Term Commencement Date.

2. All convector units/filters will be in good working order prior to occupancy.

3. All air handling units to be updated or replaced as necessary to comply with all current applicable laws.

4.  Provide appropriate fire dampers in the Building's HVAC ducts.

5. Replace windows and doors that are part of the window system in the first Building section.

6.  Parking garage refurbishment.

7.  Clean the exterior brick facade of the Building.

8. Cosmetically improve the metal panels on the exterior facade of the Building.

9. Remove all asbestos from the Building (except for asbestos encapsulated in the boiler room) in accordance with all applicable laws.

10. Paint corrugated panels on the roof as mutually agreed upon.

11. Heat and air conditioning systems to be upgraded to current code and ASHRAE standards.

                                   EXHIBIT G
                                   ---------

                      TENANT WORK AND INSURANCE SCHEDULE
                      ----------------------------------


    1. Tenant shall purchase and, unless waived in writing by the Landlord in particular instances, shall cause each Tenant Independent Contractor to purchase, in a company or companies whose A.M. Best rating for the most recent year is not less than B+, XII against which the Landlord has no reasonable objection, such insurance as will protect him from claims set forth below which may arise out of or result from the contractor's operations on the Premises, whether such operations be by himself or by any subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:

         .1   claims under workers' or workmen's compensation, disability benefit and other similar employee benefit acts;

         .2   claims for damages because of bodily injury, occupational sickness or disease, or death of his employees;

         .3   claims for damages because of bodily injury, sickness or disease, or death of any person other than his employees;

         .4   claims for damages insured by personal injury liability coverage which are sustained (1) by any person as a result of an offense directly or indirectly related to the employment of such person by the Contractor, or (2) by any other person;

         .5   claims for damages, other than to the Tenant Work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;

         .6   claims for damages because of bodily injury or death of any person or property damage arising out of the ownership, maintenance or use of any motor vehicle; and

         .7   claims for contractual liability (both oral and written) under his undertaking with Tenant.

    2. The insurance required by Section 1 of this Schedule shall include all major divisions of coverage, and shall be on a comprehensive general basis including Premises and Operations (deleting X-C-U exclusions), Owners' and Contractor's Protective, Products and Completed Operations, and Owned, Non-owned, and Hired Motor Vehicles. Workers' Compensation should be written to include All States and Voluntary Compensation endorsements, and if deemed necessary by Landlord based on the scope of the work proposed by Tenant, Endemic disease, Foreign Coverage, Repatriation, and U.S. Longshoremans and Harbor Workers endorsements. Such insurance shall be written for not less than any limits of

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liability required by law or those set forth below (which amounts may, from time to time, be reasonably increased by Landlord), whichever is greater.

         .1   Workman's Compensation - Statutory/Employers Liability and all
additional endorsements $500,000.

         .2   Public Liability - Single Limit (Combined) Per Occurrence.

              Bodily & Personal Injury $1,000,000
              Property Damage $1,000,000 Occurrence/Aggregate.

         .3   Automobile Liability - Single Limit (Combined) Per Occurrence.

              Bodily Injury $1,000,000
              Property Damage $1,000,000 Per Occurrence.

         .4   Independent Contractors - $1,000,000 Per Occurrence.

         .5   Products and Completed Operations - $1,000,000 Per Occurrence,
covering liability for claims made within applicable statutes of limitations following issuance of final Certificate of Payment.

         .6   Broad Form Blanket Contractual Liability (both oral and written) -
$1,000,000 per occurrence.

         .7   Excess Liability Umbrella - $5,000,000 Per Occurrence.

     3. Certificates of insurance acceptable to Landlord shall be filed with Landlord prior to commencement of the Tenant Work. These Certificates shall contain a provision that coverages afforded under the policies will not be amended, cancelled or non-renewed until at least 30 days' prior written notice has been given to Landlord and all other additional insureds (provided that Tenant may cause replacement or renewal coverages to be put into effect on less than 30 days notice). The form of certificate shall be acceptable to Landlord. If by the terms of insurance carried by Tenant or any Tenant Independent Contractor a mandatory deductible is required, in the event of a paid claim Tenant or such Tenant Independent Contractor shall be responsible for the deductible amount. All deductible/self-insured retention amounts shall be shown on the Certificate of Insurance. In all cases, Landlord, Landlord's Managing Agent, each and every mortgagee of the Project or any portion thereof, and any other person designated by Landlord shall be named as additional insureds.

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                                   EXHIBIT H
                                   ---------

                                 LAY-OUT PLAN
                                 ------------

                                   EXHIBIT I
                                   ---------

                               DELIVERY SCHEDULE
                               -----------------

                                   EXHIBIT J
                                   ---------

                           AUTOMOBILE PARKING AREAS
                           ------------------------

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

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                   EXHIBIT K
                                   ---------

                                     [**]


[**]

[**] (including [**] costs) [**] in the [**] of the Building including [**] for which [**] and [**] and [**] on any [**] or other [**] the Building or the Land; [**] and other [**] (except as the same may be reflected in the [**] for the [**] for any [**] under any contract or agreement; [**] (including, within limitation, [**]) in excess of reasonable [**] amounts incurred in connection with any [**] resulting from any [**] incurred in connection with [**] and/or [**] and or [**] including [**] in connection with any [**] or incurred in connection with [**] or [**] of [**] or [**], in excess of reasonable [**] or [**] by the [**] of the [**] and [**] relating to matters which are [**] for the Building; [**] to make [**] to the Building which are [**] the same in [**] and/or [**] as in effect and generally [**] as of the date of this Lease; amounts other than the [**] to [**] Landlord for services rendered to the Building to the extent such amounts [**] for delivery of such services [**] [**] a corporation, partnership or other entity including related [**] with any [**] (except as the [**] may be [**]), [**] any of [**] in the Building, [**] in connection with any [**] between [**] or between [**] and other [**] for [**] in connection with [**] for which [**] and [**] and [**] in or on the Building [**] the Building [**] Landlord or [**] Landlord [**] in the Building to the extent the same [**] and/or [**] any [**] or other persons [**] by Landlord; [**] of the Building; [**]


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